                                                                 [Proposed Form]

                       OFFER AND IMPLEMENTATION AGREEMENT

                                     Between

                              Carnival Corporation

                                       and

                            P&O Princess Cruises plc

                        Dated as of [        ], 200[2][3]

                                TABLE OF CONTENTS
                                -----------------

                                                                                   Page
                                                                                   ----
ARTICLE I Definitions...........................................................      2

ARTICLE II Closing; Equalization Ratio..........................................      9
  2.1   Closing.................................................................      9
        -------
  2.2   Transactions to be Effected and Documents to be Exchanged...............      9
        ---------------------------------------------------------
        2.2.1   Equalization and Governance Agreement...........................      9
                -------------------------------------
        2.2.2   SVC Special Voting Deed.........................................      9
                -----------------------
        2.2.3   Carnival Amendments.............................................      9
                -------------------
        2.2.4   P&O Princess Amendments.........................................      9
                -----------------------
        2.2.5   P&O Princess Special Share......................................     10
                --------------------------
        2.2.6   Carnival Special Share..........................................     10
                ----------------------
        2.2.7   Mutual Directors................................................     10
                ----------------
        2.2.8   Officers........................................................     10
                --------
        2.2.9   Deed Poll Guarantees............................................     10
                --------------------
        2.2.10  Carnival Corporation Deed Poll..................................     10
                ------------------------------
        2.2.11  Other Documents.................................................     10
                ---------------
  2.3   Equalization Ratio......................................................     10
        ------------------

ARTICLE III Representations and Warranties......................................     11
  3.1   Representations and Warranties of Carnival and P&O Princess.............     11
        -----------------------------------------------------------
        3 .1.1  Organization, Good Standing and Qualification...................     11
                ---------------------------------------------
        3 .1.2  Capital Structure...............................................     12
                -----------------
        3 .1.3  Corporate Authority; Approval and Fairness......................     13
                ------------------------------------------
        3 .1.4  Governmental Filings; No Violations.............................     14
                -----------------------------------
        3 .1.5  Reports; Financial Statements...................................     15
                -----------------------------
        3 .1.6  Absence of Certain Changes......................................     17
                --------------------------
        3 .1.7  Litigation and Liabilities......................................     18
                --------------------------
        3 .1.8  Brokers and Finders.............................................     18
                -------------------
        3 .1.9  Ownership of Other Party's Common Stock.........................     18
                ---------------------------------------
        3 .1.10 Taxes...........................................................     19
                -----
        3 .1.11 Carnival Common Stock to be Issued in the Offer.................     19
                -----------------------------------------------

ARTICLE IV Covenants............................................................     20
  4 .1  Interim Operations......................................................     20
        ------------------
        4.1.1   Ordinary Course.................................................     20
                ---------------
        4.1.2   Governing Documents; Share Capital; Dividends...................     20
                ---------------------------------------------
        4.1.3   Issuance of Securities; Indebtedness; Acquisitions and
                ------------------------------------------------------
                Dispositions....................................................     21
                ------------
        4.1.4   Employee Benefits...............................................     21
                -----------------
        4.1.5   Representations and Warranties..................................     21
                ------------------------------
        4.1.6   Non-Competition Agreements......................................     21
                --------------------------
        4.1.7   Satisfaction of Closing Conditions..............................     22
                ----------------------------------
        4.1.8   No Related Actions..............................................     22
                ------------------

                                                                                   Page
                                                                                   ----
  4.2   Acquisition Proposals...................................................     22
        ---------------------
        4.2.1   No Shop.........................................................     22
                -------
        4.2.2   Notifications...................................................     23
                -------------
        4.2.3   Compliance with Exchange Act, Exchange Regulations and
                ------------------------------------------------------
                City Code.......................................................     23
                ---------
  4.3   Information Supplied....................................................     24
        --------------------
        4.3.1   Carnival Circular...............................................     24
                -----------------
        4.3.2   Joint Transaction Circular, Offer Documents and Schedule
                --------------------------------------------------------
                14D-9...........................................................     24
                -----
  4.4   Shareholders Meetings...................................................     25
        ---------------------
  4.5   Filings; Other Actions; Notification....................................     25
        ------------------------------------
        4.5.1   Filings.........................................................     25
                -------
        4.5.2   Cooperation.....................................................     26
                -----------
        4.5.3   Furnishing Information..........................................     26
                ----------------------
        4.5.4   Status..........................................................     27
                ------
        4.5.5   Consultation; Participation.....................................     27
                ---------------------------
        4.5.6   Cooperation in Defense of Claim.................................     27
                -------------------------------
  4.6   Access..................................................................     27
        ------
  4.7   Publicity...............................................................     28
        ---------
  4.8   Benefits and Other Matters..............................................     28
        --------------------------
        4.8.1   Director and Officer Liability..................................     28
                ------------------------------
        4.8.2   Directors of Carnival and P&O Princess..........................     29
                --------------------------------------
        4.8.3   Executive Officers..............................................     29
                ------------------
  4.9   Expenses................................................................     30
        --------
  4.10  Other Actions by Carnival and P&O Princess..............................     30
        ------------------------------------------
        4.10.1  Dividends.......................................................     30
                ---------
        4.10.2  Integration Planning............................................     30
                --------------------
  4.11  Carnival Offer to Exchange..............................................     30
        --------------------------
        4.11.1  Offer to Exchange...............................................     30
                -----------------
        4.11.2  Modification of the Offer, Fractional Shares....................     30
                --------------------------------------------
        4.11.3  Expiration and Extension of the Offer...........................     31
                -------------------------------------
        4.11.4  Acceptances by Carnival.........................................     31
                -----------------------
        4.11.5  Offer Registration Statement....................................     31
                ----------------------------
        4.11.6  P&O Princess Shareholder Information............................     32
                ------------------------------------
        4.11.7  Schedule 14D-9..................................................     32
                --------------
        4.11.8  Termination of the Offer........................................     32
                ------------------------
        4.11.9  Adjustment of the Offer Exchange Ratio..........................     32
                --------------------------------------

ARTICLE V Conditions to the Closing.............................................     33
  5.1   Conditions to Each Party's Obligation to Effect the Closing.............     33
        -----------------------------------------------------------
        5.1.1   Shareholder Approvals...........................................     33
                ---------------------
        5.1.2   Regulatory Consents.............................................     33
                -------------------
        5.1.3   Laws and Orders.................................................     34
                ---------------
        5.1.4   Carnival Amendments and P&O Princess Amendments.................     34
                -----------------------------------------------
        5.1.5   Approval of Joint Transaction Circular..........................     34
                --------------------------------------
        5.1.6   Offer...........................................................     34
                -----
        5.1.7   Registration Statements.........................................     34
                -----------------------

                                                                                   Page
                                                                                   ----
        5.1.8   European Commission.............................................     34
                -------------------
  5.2   Conditions to Obligations of P&O Princess to Effect the Closing.........     35
        ---------------------------------------------------------------
        5.2.1   Representations and Warranties of Carnival......................     35
                ------------------------------------------
        5.2.2   Performance of Obligations of Carnival..........................     35
                --------------------------------------
        5.2.3   Consents Under Agreements.......................................     35
                -------------------------
        5.2.4   Carnival Special Share..........................................     35
                ----------------------
        5.2.5   Other DLC Documents.............................................     35
                -------------------
  5.3   Conditions to Obligations of Carnival...................................     36
        -------------------------------------
        5.3.1   Representations and Warranties of P&O Princess..................     36
                ----------------------------------------------
        5.3.2   Performance of Obligations of P&O Princess......................     36
                ------------------------------------------
        5.3.3   Consents Under Agreements.......................................     36
                -------------------------
        5.3.4   P&O Princess Special Share......................................     36
                --------------------------
        5.3.5   Other DLC Documents.............................................     36
                -------------------
        5.3.6   Termination of Joint Venture Agreement..........................     36
                --------------------------------------

ARTICLE VI Termination..........................................................     37
  6.1   Termination by Mutual Consent...........................................     37
        -----------------------------
  6.2   Termination by Either P&O Princess or Carnival..........................     37
        ----------------------------------------------
  6.3   Termination by Carnival.................................................     37
        -----------------------
  6.4   Termination by P&O Princess.............................................     38
        ---------------------------
  6.5   Effect of Termination and Abandonment...................................     38
        -------------------------------------
        6.5.1   Effect of Termination...........................................     38
                ---------------------
        6.5.2   Carnival Break Fee..............................................     38
                ------------------
        6.5.3   P&O Princess Break Fee..........................................     39
                ----------------------

ARTICLE VII Miscellaneous and General...........................................     39
  7.1   Survival................................................................     39
        --------
  7.2   Modification or Amendment...............................................     40
        -------------------------
  7.3   Waiver of Conditions....................................................     40
        --------------------
  7.4   Failure or Indulgence Not Waiver; Remedies Cumulative...................     40
        -----------------------------------------------------
  7.5   Counterparts............................................................     40
        ------------
  7.6   Governing Law And Venue; Waiver Of Jury Trial...........................     40
        ---------------------------------------------
        7.6.1   Governing Law And Venue.........................................     40
                -----------------------
        7.6.2   Waiver Of Jury Trial............................................     41
                --------------------
  7.7   Notices.................................................................     41
        -------
  7.8   Entire Agreement........................................................     43
        ----------------
  7.9   Severability............................................................     43
        ------------
  7.10  Interpretation..........................................................     43
        --------------
  7.11  Assignment..............................................................     44
        ----------
  7.12  No Partnership..........................................................     44
        --------------
  7.13  Special Shares..........................................................     44
        ------------------------------------------------------------------------

EXHIBIT A Agreed form of Equalization and Governance Agreement
EXHIBIT B Agreed form of SVC Special Voting Deed
EXHIBIT C Agreed form of Carnival Amended Articles
EXHIBIT D Agreed form of Carnival Amended By-Laws
EXHIBIT E Agreed form of P&O Princess Amended Memorandum

                                                                            Page
                                                                            ----
EXHIBIT F Agreed form of P&O Princess Amended Articles
EXHIBIT G Agreed form of Carnival Deed Poll Guarantee
EXHIBIT H Agreed form of P&O Princess Deed Poll Guarantee
EXHIBIT I Agreed form of Carnival SVC Constitution
EXHIBIT J Agreed form of P&O Princess SVC Constitution
EXHIBIT K Agreed form of Carnival Corporation Deed Poll

Annex 1   Offer Conditions

                  OFFER AND IMPLEMENTATION AGREEMENT (hereinafter called this
"Agreement"), dated as of [       ], 200[2][3], between Carnival Corporation, a
corporation organized under the laws of the Republic of Panama, having its principal place of business at 3655 N.W. 87th Avenue, Miami, FL 33178-2428 ("Carnival"), and P&O Princess Cruises plc, a public limited company incorporated in England and Wales (Registered No. 4039524) having its registered office at 77 New Oxford Street, London WC1A 1PP ("P&O Princess").

                                    RECITALS

                  WHEREAS, on the terms and subject to the conditions provided herein Carnival and P&O Princess (each, a "Party" and, together, the "Parties") intend to establish a dual listed company structure for the purposes of conducting their businesses together, treating their shareholders as owning an interest in a combined enterprise and creating certain rights for the Carnival Shareholders and the P&O Princess Shareholders in respect of their indirect interests in the combined enterprise;

                  WHEREAS, on the terms and subject to the conditions herein, Carnival also wishes to offer to P&O Princess shareholders the opportunity to exchange their P&O Princess Ordinary Shares for shares of Carnival Common Stock, pursuant to the Offer;

                  WHEREAS, the board of directors of each Party has determined that it is in the best interest of their respective companies and shareholders to enter into transactions (collectively, the "Transactions") contemplated by this Agreement, including the Offer;

                  WHEREAS, in furtherance of such determination, the board of directors of each Party has approved this Agreement and the Transactions, including,

                  (i) the execution and delivery by each of Carnival and P&O Princess of an Equalization and Governance Agreement (the "Equalization and Governance Agreement") in the Agreed Form,

                  (ii) the issue by Carnival of one share of special voting stock (the "Carnival Special Share") and the issue by P&O Princess of one special voting share (the "P&O Princess Special Share"), to a newly organized special purpose entity wholly owned, in the case of the Carnival Special Share, by an entity designated by P&O Princess and reasonably acceptable to Carnival that is not an Affiliate of P&O Princess or Carnival (such special purpose entity, the "Carnival SVC") and, in the case of the P&O Princess Special Share, by an entity designated by Carnival and reasonably acceptable to P&O Princess that is not an Affiliate of P&O Princess or Carnival (such special purpose entity, the "P&O Princess SVC") and in each case subject to the terms of a voting agreement (the "SVC Special Voting Deed") in the Agreed Form,

                  (iii) the election of the same individuals as members of the board of directors of Carnival and P&O Princess, and

                  (iv) the implementation of the corporate governance arrangements contained in the Agreed Form of the Carnival Amendments and the P&O Princess Amendments; and

                  WHEREAS, it is intended that this Agreement and the DLC Transactions will not for any legal, tax or other purpose (i) alter the status of P&O Princess and Carnival as separate independent entities, (ii) result in any of Carnival, P&O Princess, their respective Subsidiaries, or their respective shareholders being treated as creating an entity or otherwise entering into any partnership, joint venture, association or agency relationship, or (iii) give either Party (or its respective Subsidiaries or shareholders) any legal or beneficial ownership interest in the assets or income of the other Party, and shall not be construed as having such effect;

                  WHEREAS, as an inducement to P&O Princess's willingness to enter into this Agreement and the Transactions, the Carnival Major Stockholders each entered into a separate deed poll (respectively the "Arison Deed Poll", the "JMD Delaware, Inc. Deed Poll" and the "JMD Protector, Inc. Deed Poll") covering the shares of Carnival Common Stock listed in Exhibit A to each deed poll (collectively the "Stockholders Deed Polls").

                  WHEREAS, Carnival and P&O Princess desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

                                    ARTICLE I

                                   Definitions

                  "Affiliate" of any specified Person shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Exchange Act.

                  "Agreed Form" means, with respect to any DLC Document, the form of such DLC Document agreed by the Parties on or prior to the Closing; provided, however, that the Agreed Form of the Equalization and Governance Agreement, the Deed Poll Guarantees, the SVC Special Voting Deed, the Carnival Amended Articles, the Carnival Amended By-Laws, the P&O Princess Amended Memorandum, the P&O Princess Amended Articles, the Carnival Corporation Deed Poll, the Carnival SVC constituent documents and the P&O Princess SVC constituent documents shall be the forms attached to this Agreement, together with such changes thereto as the Parties may agree prior to the Closing.

                  "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in The City of New York or London are authorized or obligated by law or executive order to close in the United States or England (or on which such banking institutions are open solely for trading in euros).

                  "Carnival Announcement" means Carnival's press release with respect to a "Pre-conditional Carnival DLC proposal with Partial Share Offer for P&O Princess" dated 24 October 2002.

                  "Carnival Common Stock" means the common stock, par value $0.01 per share, of Carnival, excluding the Carnival Special Share.

                  "Carnival Circular" means the circular to be sent to Carnival shareholders in connection with the Carnival Shareholders Meeting, as amended or supplemented, containing (i) a notice convening the Carnival Shareholders Meeting, (ii) information relating to the approval by Carnival shareholders of the Carnival Amended Articles (iii) such other information (if any) as may be required by the City Code, the Takeover Panel, the SEC or the NYSE and (iv) such other information as P&O Princess and Carnival shall agree to include therein, and any supplements thereto and any other circulars or documents issued to shareholders or employees of Carnival.

                  "Carnival Deed Poll Guarantee" means the deed whereby Carnival agrees to guarantee certain obligations of P&O Princess for the benefit of certain future creditors of P&O Princess, in the Agreed Form.

                  "Carnival Group" means Carnival, its subsidiaries and its subsidiary undertakings.

                  "Carnival Major Stockholders" means Micky Arison, JMD Delaware, Inc. and JMD Protector, Inc.

                  "City Code" means the United Kingdom City Code on Takeovers and Mergers.

                  "Companies Act" means the Companies Act 1985 of the United Kingdom, as amended.

                  "Compensation and Benefit Plans" means, with respect to Carnival or P&O Princess, any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of it and its Subsidiaries.

                  "Deed Poll Guarantees" means each of the P&O Princess Deed Poll and the Carnival Deed Poll Guarantee.

                  "DLC Documents" means the Equalization and Governance Agreement, the SVC Special Voting Deed, the Carnival Amended Articles, the Carnival Amended

By-Laws, the P&O Princess Amended Memorandum, the P&O Princess Amended Articles, the Carnival SVC constituent documents, the P&O Princess SVC constituent documents, the Deed Poll Guarantees, the Carnival Corporation Deed Poll, and any other document or instrument the parties agree is a DLC Document.

                  "DLC Transactions" means the Transactions other than those relating to the Offer and other transactions incidental to the Offer.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

                  "Governmental Entity" means a court of competent jurisdiction or any government or any governmental, regulatory, self-regulatory or administrative authority, agency, commission, body or any other governmental entity and shall include any relevant competition authorities, the Takeover Panel, the European Commission, the London Stock Exchange, the UKLA, the U.S. Securities and Exchange Commission and the NYSE.

                  "IRC" means the United States Internal Revenue Code of 1986, as amended.

                  "Joint Transaction Circular" means the circular to be sent to P&O Princess shareholders in connection with (a) the P&O Princess Shareholders Meeting to approve the DLC Transactions and (b) the Offer, as amended or supplemented, containing (i) a notice convening the P&O Princess Shareholders Meeting, (ii) such other information (if any) as may be required by the City Code, the Takeover Panel, the UKLA, the SEC, the NYSE or the London Stock Exchange, (iii) all information required by applicable Law relating to the DLC Transactions and the Offer and (iv) such other information as P&O Princess and Carnival shall agree to include therein, and any supplements thereto and any other circulars or documents issued to shareholders or employees of P&O Princess.

                  "Joint Venture Agreement" means the Joint Venture Agreement among P&O Princess, Royal Caribbean Cruises Ltd. and JOEX Limited, dated as of November 19, 2001.

                  "Law" means any law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, franchise, license or permit of any Governmental Entity, including the City Code.

                  "Lien" shall mean any mortgage, pledge, lien, deed of trust, hypothecation, claim, security interest, title defect, encumbrance, burden, tax lien (as used in Section 6321 of the IRC or similarly by any state, local, or foreign tax authority), charge, or other similar restriction, title retention agreement, option, easement, covenant, encroachment or other adverse claim.

                  "London Listing Rules" means the listing rules of the UKLA.

                  "London Stock Exchange" means the London Stock Exchange plc.

                  "Material Adverse Change" means, with respect to any Party, any change, effect, event or occurrence which has had or could reasonably be expected to have a Material Adverse Effect with respect to such Party other than any changes, effects, events or occurrences attributable to any one or more of the following: (i) any changes after the date of this Agreement in generally accepted accounting principles or interpretations thereof that applies to such Party, (ii) the announcement and performance of this Agreement and compliance with the covenants and obligations set forth herein, and (iii) the economy or financial markets relevant to such Party in general or in general to the industries in which such Party operates and not having a materially disproportionate effect relative to the other Party on, such Party.

                  "Material Adverse Effect" means, with respect to any Party, a material adverse effect on (i) the financial condition, results of operations, assets or business of such Party and its Subsidiaries, taken as a whole, (ii) the ability of such Party to perform without delay or restrictions its obligations under this Agreement or the transactions contemplated on its part hereby or (iii) the consummation or implementation of the Transactions.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Offer" means a partial offer to exchange up to 20% of the outstanding P&O Princess Ordinary Shares (whether or not held in the form of P&O Princess ADSs) as of the Effective Time for validly issued, fully paid and non-assessable shares of Carnival Common Stock at the Offer Exchange Ratio as such offer may be amended from time to time as permitted under this Agreement and by applicable law upon the terms and subject to the conditions set forth in this Agreement.

                  "Offer Documents" means the Offer Registration Statement and the Schedule TO and any other ancillary documents.

                  "Offer Exchange Ratio" means 0.3004 shares of Carnival Common Stock for each P&O Princess Ordinary Share.

                  "Offer Registration Statement" means the registration statement under the Securities Act relating to the Offer, as amended or supplemented, which shall include transmittal and acceptance documents and the Joint Transaction Circular as a prospectus.

                  "Person" means a natural person, a corporation, a limited liability company, a general or limited partnership, a trust, an estate, a joint venture, any Governmental Entity, or any other entity or organization.

                  "P&O Princess ADSs" means the American Depositary Shares of P&O Princess, each of which represents four P&O Princess Ordinary Shares, which are listed on the NYSE.

                  "P&O Princess Deed Poll Guarantee" means the agreement whereby P&O Princess agrees to guarantee certain obligations of Carnival for the benefit of certain future creditors of Carnival, in the Agreed Form.

                  "P&O Princess Group" means P&O Princess, its subsidiaries and its subsidiary undertakings.

                  "P&O Princess Ordinary Shares" means the ordinary shares (including the Ordinary Shares underlying P&O Princess' American Depositary Shares) of P&O Princess, excluding the P&O Princess Special Share.

                  "PGCL" means Law 32 of the Corporation Law of 1927 of the Republic of Panama, as amended.

                  "Schedule TO" means a Tender Offer Statement on Schedule TO promulgated under the Exchange Act with respect to the Offer, as amended or supplemented, which shall contain or incorporate by reference all or part of the Offer Registration Statement.

                  "Securities Act" means the United States Securities Act of 1933, as amended.

                  "Significant Subsidiary" of any specified Person shall have the meaning assigned to such term in Rule 1-02(w) of the Regulation S-X promulgated under the Exchange Act.

                  "Subsidiary" means, with respect to a Party, any entity, whether incorporated or unincorporated, in which such Party owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such Party otherwise has the power to direct.

                  "Takeover Panel" means the UK Panel on Takeovers and Mergers.

                  "US GAAP" means United States generally accepted accounting principles.

                  "UK GAAP" means United Kingdom generally accepted accounting principles.

                  "UKLA" means the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the UK Financial Services and Markets Act 2000.

                  "Wider Carnival Group" means Carnival and any of its subsidiary undertakings or any associated undertaking or company of which 20 per cent. or more of the voting capital is held by the Carnival Group or any partnership, joint venture, firm or company in which any member of the Carnival Group may be interested.

                  "Wider P&O Princess Group" means P&O Princess and any of its subsidiary undertakings or any associated undertaking or company of which 20 per cent. or more of the voting capital is held by the P&O Princess Group or any partnership, joint venture, firm or company in which any member of the P&O Princess Group may be interested.

                  Each of the following terms is defined in the Section set forth opposite such term:

                            SCHEDULE OF DEFINED TERMS

Defined Term                                                           Section
------------                                                           -------
Acquisition Proposal...............................................      4.2.1
Agreement..........................................................   Recitals
Arison Deed Poll...................................................   Recitals
Audit Date.........................................................    3.1.5.2
Bankruptcy and Equity Exception....................................    3.1.3.1
Carnival...........................................................   Recitals
Carnival Amended Articles..........................................      2.2.3
Carnival Amended By-Laws...........................................      2.2.3
Carnival Amendments................................................      2.2.3
Carnival Audit Date................................................    3.1.5.1
Carnival Circular..................................................      4.3.1
Carnival Disclosure Letter.........................................        3.1
Carnival Officers..................................................    3.1.7.1
Carnival Preferred Stock...........................................    3.1.2.1
Carnival Reports...................................................    3.1.5.1
Carnival Required Consents.........................................    3.1.4.1
Carnival Requisite Vote............................................    3.1.3.1
Carnival Shareholders Meeting......................................        4.4
Carnival Special Share.............................................   Recitals
Carnival SVC.......................................................   Recitals
Carnival Stock Plans...............................................    3.1.2.1
Carnival Termination Amount........................................      6.5.2
Closing............................................................        2.1
Closing Date.......................................................        2.1
Confidentiality Agreement..........................................        4.6
Contracts..........................................................    3.1.4.2
Disclosure Letter..................................................        3.1
DLC Documents......................................................  Article I
Effective Time.....................................................        2.1
Equalization and Governance Agreement..............................   Recitals
Equalization Ratio.................................................        2.3

                            SCHEDULE OF DEFINED TERMS

Defined Term                                                         Section
------------                                                         -------

FSMA ............................................................      4.3.2
FSA .............................................................      4.3.2
FTA .............................................................      4.5.1
Governmental Consents ...........................................      5.1.2
HSR Act .........................................................    3.1.4.1
Indemnitees .....................................................    4.8.1.2
Integration Committee ...........................................     4.10.2
JMD Delaware, Inc. Deed Poll ....................................   Recitals
JMD Protector, Inc. Deed Poll ...................................   Recitals
Joint Transaction Circular ......................................      4.3.2
Mutual Directors ................................................      4.8.2
Offer Conditions ................................................     4.11.1
Order ...........................................................      5.1.3
Parties .........................................................   Recitals
Party ...........................................................   Recitals
Permits .........................................................    3.1.7.2
P&O Princess ....................................................   Recitals
P&O Princess Amended Articles ...................................      2.2.4
P&O Princess Amended Memorandum .................................      2.2.4
P&O Princess Amendments .........................................      2.2.4
P&O Princess Audit Date .........................................    3.1.5.2
P&O Princess Disclosure Letter ..................................        3.1
P&O Princess Officers ...........................................    3.1.7.1
P&O Princess Option Plans .......................................    3.1.2.2
P&O Princess Reports ............................................    3.1.5.2
P&O Princess Required Consents ..................................    3.1.4.1
P&O Princess Requisite Vote .....................................    3.1.3.2
P&O Princess Shareholders Meeting ...............................        4.4
P&O Princess Special Share ......................................   Recitals
P&O Princess SVC ................................................   Recitals
P&O Princess Termination Amount .................................      6.5.3
P&O Princess UK Reports .........................................    3.1.5.2
P&O Princess US Reports .........................................    3.1.5.2
Qualifying Acquisition Proposal .................................      4.2.1
Reports .........................................................    3.1.5.2
Representatives .................................................      4.2.1
Schedule 14D-9 ..................................................     4.11.7
Scheduled Provisions ............................................  Article I
SEC .............................................................    3.1.5.1
Stockholders Deed Polls .........................................   Recitals
Superior Proposal ...............................................      4.2.1
SVC Special Voting Deed .........................................   Recitals
Tax .............................................................     3.1.10

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                            SCHEDULE OF DEFINED TERMS

Defined Term                                                         Section
------------                                                         -------

Tax Return ......................................................     3.1.10
Termination Date ................................................        6.2
Transactions ....................................................   Recitals

                                   ARTICLE II

                           Closing; Equalization Ratio

                2.1  Closing.

                       The closing and completion (the "Closing") of the DLC Transactions shall take place simultaneously (i) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, 10019 and at the offices of Herbert Smith, Exchange Square, Primrose Street, London, EC2A 2HS, not later than the third Business Day after the first day on which all of the conditions set forth in Article V are satisfied or waived by the Party or Parties entitled thereto in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (ii) at such other places and time and/or on such other date as Carnival and P&O Princess may agree in writing (the "Closing Date"). All transactions to be effected at the Closing shall be effected simultaneously, and no transaction shall be complete or effective until such time as all such transactions are complete and effective (the "Effective Time").

                2.2 Transactions to be Effected and Documents to be Exchanged. At or prior to the Closing:

                     2.2.1 Equalization and Governance Agreement. Each of P&O Princess and Carnival shall execute and deliver to the other the Equalization and Governance Agreement in the Agreed Form;

                     2.2.2 SVC Special Voting Deed. Carnival, P&O Princess, Carnival SVC, P&O Princess SVC and [_] shall execute and deliver the SVC Special Voting Deed in the Agreed Form;

                     2.2.3 Carnival Amendments. The second amended and restated articles of incorporation of Carnival shall be amended and restated in the Agreed Form (the "Carnival Amended Articles") and shall be filed with the Companies Registry of the Republic of Panama in accordance with the provisions of the PGCL, and the amended and restated By-Laws of Carnival shall be amended and restated in the Agreed Form (the "Carnival Amended By-Laws" and, collectively with the Carnival Amended Articles, the "Carnival Amendments"), and shall become effective;

                     2.2.4 P&O Princess Amendments. An amendment to each of the memorandum and articles of association of P&O Princess, in the Agreed Form (such memorandum as so amended, the "P&O Princess Amended Memorandum", such articles, as so amended, the "P&O Princess Amended Articles" and, collectively with the P&O Princess Amended Memorandum, the "P&O Princess Amendments") shall become effective;

                     2.2.5 P&O Princess Special Share. P&O Princess shall issue and allot the P&O Princess Special Share to P&O Princess SVC, register P&O Princess SVC as the holder of the P&O Princess Special Share and issue a share certificate or holding statement for the P&O Princess Special Share to P&O Princess SVC;

                     2.2.6 Carnival Special Share. Carnival shall issue the Carnival Special Share to Carnival SVC, register Carnival SVC as the holder of the Carnival Special Share and issue a share certificate or a book statement for the Carnival Special Share to Carnival SVC;

                     2.2.7 Mutual Directors. To the extent that they are not already effective, (i) the election of the Mutual Directors designated pursuant to Section 4.8.2 as directors of each of Carnival and P&O Princess, comprising the entire board of directors of each of Carnival and P&O Princess, shall become effective, and (ii) the resignation of each director of Carnival or P&O Princess who is not designated as a Mutual Director shall become effective;

                     2.2.8 Officers. The appointment or election of the individuals identified as officers pursuant to Section 4.8.3 as officers of each of Carnival and P&O Princess shall become effective;

                     2.2.9 Deed Poll Guarantees. Each Party shall execute and deliver to the other the Deed Poll Guarantees;

                     2.2.10 Carnival Corporation Deed Poll. Carnival executing and delivering the Carnival Corporation Deed Poll; and

                     2.2.11 Other Documents. Each Party shall deliver to the other such other documents, instruments and certificates as the other Party may reasonably request in connection with the Transactions and the Closing.

                2.3 Equalization Ratio. Subject to adjustment as set forth below in this Section 2.3, the Equalization Ratio to be set forth in the Equalization and Governance Agreement shall, as of the Effective Time, be one share of Carnival Corporation Stock [to 3.3289] P&O Princess Ordinary Shares, such that the voting rights and the rights to distributions (of income and capital) of one share of Carnival Corporation Stock shall be equivalent to the voting rights and the rights to distributions of 3.3289 P&O Princess Ordinary Shares.

If the Parties agree that the Equalization Ratio shall instead be 1:1, then they shall make such subdivisions and/or combinations of Carnival Common Stock and/or P&O Princess Ordinary Shares, or other such actions, as they mutually agree are necessary to achieve that result. In either case, the Equalization Ratio (i) shall be adjusted, in the manner provided in the Equalization and Governance Agreement, for all actions occurring on or after the date hereof and at or before the Effective Time that would require an automatic adjustment to the Equalization Ratio pursuant to the terms of the Equalization and Governance Agreement as if such agreement were effective during such period, and (ii) subject to any such adjustment, shall be the Equalization Ratio as of the Effective Time; provided, however, that the Equalization Ratio shall not be adjusted for regular dividends declared prior to the Effective Time and permitted pursuant to Section 4.1.2. Such Equalization Ratio, as so adjusted from time to time, is referred to herein as the "Equalization Ratio".

                                   ARTICLE III

                         Representations and Warranties

                3.1 Representations and Warranties of Carnival and P&O Princess. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date of the Carnival Announcement, as amended to the date hereof solely to reflect updates thereto resulting from circumstances or events arising after the date of the Carnival Announcement and signed by an authorized officer, delivered by Carnival to P&O Princess or by P&O Princess to Carnival (each a "Disclosure Letter" and the "Carnival Disclosure Letter" and the "P&O Princess Disclosure Letter", respectively), as the case may be, Carnival (except for subparagraphs 3.1.2.2, 3.1.3.2, 3.1.5.2, 3.1.8(ii), and
3.1.9.2 below and references in Section 3.1.1 below to documents made available by P&O Princess to Carnival) hereby represents and warrants to P&O Princess, and P&O Princess (except for subparagraphs 3.1.2.1, 3.1.3.1, 3.1.5.1, 3.1.8(i), and
3.1.9.1 below and references in Section 3.1.1 below to documents made available by Carnival to P&O Princess), hereby represents and warrants to Carnival, that:

                     3.1.1 Organization, Good Standing and Qualification. Each of it and its Significant Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its respective jurisdiction of incorporation or organization and has all requisite corporate or similar power and authority, and has been duly authorized by all necessary approvals and orders, to own, operate and lease its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing in each jurisdiction where the ownership, operation or leasing of its assets or properties or conduct of its business requires such qualification, except for any such failures to be so organized, qualified or in good standing, or to have such power or authority, which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to it. Carnival has made available to P&O Princess complete and correct copies of its articles of incorporation and by-laws, and P&O Princess has made available to Carnival complete and correct copies of its memorandum and articles of association, in all cases as amended to date. Such articles of incorporation and by-laws or memorandum and articles of association, as the case may be, as so made available are in full force and effect.

                     3.1.2  Capital Structure.

                            3.1.2.1 The authorized capital stock of Carnival
consists of 960,000,000 shares of Carnival Common Stock, of which 586,776,338 shares were issued and outstanding as of the close of business on October 16, 2002, and 40,000,000 shares of Preferred Stock, par value $0.01 per share ("Carnival Preferred Stock") none of which is outstanding as of the date hereof. All of the outstanding shares of Carnival Common Stock have been duly authorized and validly issued and are paid and non-assessable. Carnival has no shares of Carnival Common Stock or Carnival Preferred Stock reserved for or otherwise subject to issuance, except that as of the close of business on October 16, 2002, there were no more than 56,804,852 shares of Carnival Common Stock subject to issuance pursuant to the plans of Carnival identified in paragraph 3.1.2.1 of the Carnival Disclosure Letter as being the only Compensation and Benefit Plans or agreements pursuant to which Carnival Common Stock may be issued (the "Carnival Stock Plans"). Each of the outstanding shares of capital stock or other ownership interests of each of Carnival's Significant Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and owned by Carnival or a direct or indirect wholly owned Subsidiary of Carnival, in each case free and clear of any Lien. Except as set forth above or as contemplated by this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate Carnival or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of Carnival or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from Carnival or any of its Subsidiaries, any securities of Carnival or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as described in the Carnival Disclosure Letter, Carnival does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Carnival on any matter.

                            3.1.2.2 The authorized share capital of P&O Princess
is $375 million divided into 750,000,000 P&O Princess Ordinary Shares. As of the close of business on October 22, 2002, the allotted and issued share capital of P&O Princess consisted of 693,168,355 P&O Princess Ordinary Shares. All of those P&O Princess Ordinary Shares have been duly authorized and validly issued and are fully paid or credited as fully paid. P&O Princess has no P&O Princess Ordinary Shares reserved for or otherwise subject to issuance, except that, as of the close of business on October 22, 2002, there were no more than 10,000,000 P&O Princess Ordinary Shares and no more than 2,000,000 P&O Princess ADSs subject to issuance pursuant to the plans of P&O Princess identified in subparagraph 3.1.2.2 of the P&O Princess Disclosure Letter as being the only Compensation and Benefit Plans or agreements pursuant to which P&O Princess Ordinary Shares may be issued (the "P&O Princess Option Plans"). Each of the outstanding shares of capital stock or other ownership interests of each of P&O Princess' Significant Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and owned by P&O Princess or a direct or indirect wholly owned Subsidiary of P&O

Princess, in each case free and clear of any Lien. Except as set forth above or as contemplated by this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate P&O Princess or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of P&O Princess or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from P&O Princess or any of its Subsidiaries, any securities of P&O Princess or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. P&O Princess does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of P&O Princess on any matter.

                3.1.3 Corporate Authority; Approval and Fairness.

                      3.1.3.1 Carnival has all requisite corporate power and authority and has taken all corporate action necessary in order to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to the approval of the Transactions (including the Carnival Amended Articles by the vote of the holders of not less than 50% of the outstanding shares of Carnival Common Stock entitled to vote thereon (the "Carnival Requisite Vote") and the adoption of the Carnival Amended By-Laws by the board of directors of Carnival. Assuming the due authorization, execution and delivery of this Agreement by each party thereto other than Carnival or any of its Subsidiaries, this Agreement constitutes, and at the Effective Time each DLC Document to which Carnival will be or is a party will constitute, a valid and binding agreement of Carnival enforceable against Carnival in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The Board of Directors of Carnival has approved this Agreement (including the Exhibits hereto) and the Transactions.

                      3.1.3.2 P&O Princess has all requisite corporate power and authority and has taken all corporate action necessary in order to authorize, execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to the approval of the Transactions (including the P&O Princess Amendments) by, on a show of hands, not less than 75% of the holders of the outstanding P&O Princess Ordinary Shares present in person or, on a poll, by the holders of not less than 75% of the votes attaching to the P&O Princess Ordinary Shares who vote in person or by proxy at the P&O Princess Shareholders Meeting at which a quorum is present and acting throughout (the "P&O Princess Requisite Vote"). Assuming the due authorization, execution and delivery of this Agreement by each party thereto other than P&O Princess or any of its Subsidiaries, this Agreement constitutes, and at the Effective Time each DLC Document to which P&O Princess will be or is a party will constitute, a valid and binding agreement of P&O Princess, enforceable against P&O Princess in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Board of

Directors of P&O Princess (A) has approved this Agreement (including the Exhibits hereto), and the Transactions and (B) has received the opinions of its financial advisor, Schroder Salomon Smith Barney, to the effect that, as of the date of this Agreement, the Equalization Ratio is fair from a financial point of view to the holders of P&O Princess Ordinary Shares.

                   3.1.4 Governmental Filings; No Violations.

                         3.1.4.1 Other than the filings, consents, notices,
approvals, confirmations, declarations and/or decisions listed in Section
3.1.4.1 of each Party's Disclosure Letter (all such filings, consents, notices, approvals, confirmations, declarations and/or decisions to be made, given or obtained by Carnival being the "Carnival Required Consents", and by P&O Princess being the "P&O Princess Required Consents") no filings, notices, approvals, confirmations, and/or declarations are required to be made by it or any of its Subsidiaries with, nor are any approvals, consents or other confirmations required to be obtained by it or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery by it of this Agreement and the consummation by it of the Transactions, except those the failure of which to make, give or obtain, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to it.

                         3.1.4.2 The execution, delivery and performance of
this Agreement by it does not, and the consummation by it of the Transactions will not, constitute or result in (A) a breach or violation of, or a default under, its articles of incorporation or by-laws, in the case of Carnival, or memorandum or articles of association, in the case of P&O Princess, or the comparable governing instruments of any of the Significant Subsidiaries of Carnival and P&O Princess, (B) subject to making, giving or obtaining all Carnival Required Consents or P&O Princess Required Consents, as applicable, and all other necessary third-party consents as set forth in Section 3.1.4.2 of its Disclosure Letter, a breach or violation of, or a default under, or the termination, amendment, cancellation or acceleration of any obligations or penalties or the creation of a Lien, charge, "put" or "call" right, right of purchase or other encumbrance on the assets of it or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any agreement, lease, license, insurance contract, contract, note, mortgage, loan, indenture, arrangement (including, without limitation, any financing arrangement) or other obligation ("Contracts") binding upon it or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which it or any of its Subsidiaries is or any of its or their assets is subject or bound, (C) any change in the rights or obligations of either Party under any of its Contracts, or (D) any employee of it or its Subsidiaries being entitled to severance pay under, acceleration of the time of payment or vesting or triggering of any payment of compensation or benefits under, increasing the amount payable or triggering of any other obligation pursuant to, any of the Compensation and Benefit Plans involving in any such case an amount or value greater than $2.5 million for any individual or $10 million in the aggregate or any breach or violation of, or a default under, any of the Compensation and Benefit Plans, except, in the case of clause (B) or (C) above, for any breach, violation, default, termination, amendment, cancellation, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to it. Neither Party nor any of its Subsidiaries is in violation of, or default under, or with the lapse of time or giving of notice or both would be in violation of, or default under, any provision of any agreement, instrument or arrangement pursuant to which it has borrowed money or otherwise incurred indebtedness where the resulting acceleration of all the borrowed money or indebtedness under all such agreements, instruments and arrangements would be greater than $100 million.

                      3.1.5 Reports; Financial Statements.

                            3.1.5.1 Carnival has made available to P&O Princess
copies of (A) each registration statement, report, or other document prepared by it or its Subsidiaries and filed with the United States Securities and Exchange Commission (the "SEC") since November 30, 2001 (the "Carnival Audit Date"), including Carnival's Annual Report on Form 10-K for the year ended November 30, 2001 and Quarterly Reports on Form 10-Q for the quarters ended February 28, 2002, May 31, 2002 and August 31, 2002, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such registration statement, report, or other document filed with the SEC subsequent to the date hereof, the "Carnival Reports") and (B) all circulars, reports and other documents distributed by Carnival to its shareholders since the Carnival Audit Date. As of their respective dates, the Carnival Reports did not, and any Carnival Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Carnival Reports (including the related notes and schedules) fairly presents, or in the case of those filed with the SEC after the date hereof will fairly present, in all material respects, the consolidated financial position of Carnival and its Subsidiaries as of its date and each of the related consolidated statements of operations, shareholders' equity and cash flows included in or incorporated by reference into the Carnival Reports (including any related notes and schedules) fairly presents, or in the case of those filed with the SEC after the date hereof will fairly present, in all material respects, the consolidated results of operations, retained earnings and changes in cash flows, as the case may be, of Carnival and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not expected to be material in amount or effect), in each case in accordance with US GAAP consistently applied during the periods involved except as may be noted therein. All of the Carnival Reports, as of their respective dates (and as of the date of any amendment to the respective Carnival Report), complied, or in the case of those filed with the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Except as disclosed in the Carnival Reports filed prior to the date hereof, Carnival and its consolidated Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Carnival and its consolidated Subsidiaries or the footnotes thereto prepared in conformity with US GAAP, other than (A) liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities incurred in accordance with Section 4.1, (C) liabilities for Taxes in respect of income, profits or gains earned in the ordinary course of business or (D) liabilities that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to Carnival.

                         3.1.5.2 P&O Princess has made available to Carnival
copies of (A) each registration statement, report or other document prepared by it or its Subsidiaries and filed with, or furnished to, the SEC since December 31, 2001 (the "P&O Princess Audit Date", with the P&O Princess Audit Date and the Carnival Audit Date each being referred to herein as the relevant Party's "Audit Date"), including P&O Princess' Annual Report on Form 20-F for the year ended December 31, 2001 and interim financial Reports on Form 6-K for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, each in the form (including exhibits, annexes and any amendments thereto) filed with, or furnished to, the SEC (collectively, including any such registration statement, report or other document filed with, or furnished to, the SEC subsequent to the date hereof, the "P&O Princess US Reports"); and (B) all circulars, reports and other documents distributed by P&O Princess to its shareholders since the P&O Princess Audit Date. As of their respective dates, the P&O Princess US Reports did not, and any P&O Princess US Report filed with, or furnished to, the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the P&O Princess US Reports, as of their respective dates (and as of the date of any amendment to the respective P&O Princess US Reports), complied, or in the case of those filed with, or furnished to, the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. All documents notified by P&O Princess to, or filed by P&O Princess with, the UKLA since the P&O Princess Audit Date, including any documents notified by P&O Princess to, or filed by P&O Princess with, the UKLA subsequent to the date hereof (the "P&O Princess UK Reports", collectively with the P&O Princess US Reports, the "P&O Princess Reports", with the Carnival Reports and the P&O Princess Reports each being referred to as the relevant Party's "Reports") complied, or in the case of those notified or filed by P&O Princess subsequent to the date hereof will comply, as to form, in all material respects with the applicable provisions, of the London Listing Rules and the Companies Act. As of their respective dates, the P&O Princess UK Reports did not, and any P&O Princess UK Report notified by P&O Princess to, or filed by P&O Princess with, the UKLA subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading in any material respect. Each of the consolidated balance sheets included in or incorporated by reference into the P&O Princess Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of P&O Princess and its Subsidiaries as of its date, and each of the related consolidated statements of profit and loss accounts, changes in shareholders' funds, total recognized gains and losses and cash flows included in or incorporated by reference into the P&O Princess Reports (including any related notes and schedules) fairly presents, or, in the case of those filed with or furnished to, the SEC after the date hereof, will fairly present, in all material respects, the consolidated results of operations, retained earnings and cash flows of P&O Princess and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not expected to be material in amount or effect), in each case in accordance with UK GAAP consistently applied during the periods involved except as may be noted therein. The related notes to the P&O Princess US Reports filed with the SEC reconciling such consolidated balance sheet, consolidated statement of income, statement of changes in shareholders' interest, and statement of cash flows comply in all material respects with the requirements of the SEC applicable to such reconciliation to US GAAP. Except as disclosed in the P&O Princess Reports filed prior to the date hereof, P&O Princess and its consolidated Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of P&O Princess and its consolidated Subsidiaries or the footnotes thereto prepared in conformity with UK GAAP, other than (A) liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities incurred in accordance with Section 4.1, (C) liabilities for Taxes in respect of income, profits or gains earned in the ordinary course of business or (D) liabilities that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to P&O Princess.

                         3.1.6 Absence of Certain Changes. Except as disclosed
in its Reports filed or furnished prior to the date hereof, or as expressly contemplated by this Agreement, since its Audit Date it and its Significant Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction ("material" being construed in the context of the Party and its Subsidiaries taken as a whole) other than according to, the ordinary and usual course of such businesses, and there has not been (i) any Material Adverse Change with respect to it; (ii) declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of its capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iii) any split in its capital stock, combination, subdivision or reclassification of any of its capital stock or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except as expressly contemplated hereby or (iv) any change by it in accounting principles, practices or methods except as required by changes in US GAAP or UK GAAP, as the case may be. Since its Audit Date, except as provided for herein or as disclosed in its Reports filed or furnished prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by it or any of its Subsidiaries to officers or key employees, or any amendment of, or acceleration of the time of payment or vesting under, any of its Compensation and Benefit Plans or agreements, other than increases or amendments in the ordinary course of business consistent with past practice that are not, individually or aggregate, material ("material" being construed in the context of the Party and its Subsidiaries taken as a whole) or that are contemplated by this Agreement.

                         3.1.7 Litigation and Liabilities.

                               3.1.7.1 Except as disclosed in its Reports filed
or furnished prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings existing, pending or, to the knowledge of, in the case of Carnival, its Chief Executive Officer, Chief Financial Officer or General Counsel (the "Carnival Officers") and, in the case of P&O Princess, its Chief Executive Officer, Chief Financial Officer or General Counsel (the "P&O Princess Officers") threatened, against it or any of its Subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances of which, in the case of Carnival, the Carnival Officers, and, in the case of P&O Princess, the P&O Princess Officers, have knowledge that would reasonably be expected to result in any claims against, or obligations or liabilities of, it or any of its Subsidiaries, except, in each case, for those that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to it.

                               3.1.7.2 Except as disclosed in its Reports filed
or furnished prior to the date hereof it and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of Governmental Entities which are necessary for the operation of the businesses as now being conducted by it and its Subsidiaries, taken as a whole (as to each Party, its "Permits"), no suspension or cancellation of any of its Permits is pending or, to the knowledge of the Carnival Officers in the case of Carnival or the P&O Princess Officers in the case of P&O Princess, threatened and it and its Subsidiaries are in compliance with the terms of its Permits, except for any such failures to hold, suspensions or cancellations of, or failures to comply with, such Permits that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to it. Neither it nor its Subsidiaries is in violation with respect to any Laws of any Governmental Entity, except for any such violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to it.

                         3.1.8 Brokers and Finders. Neither it nor any of its
Subsidiaries, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the execution and delivery of this Agreement or the Transactions, except that (i) Carnival has retained Merrill Lynch International and UBS Warburg Ltd. as its financial advisors and disclosed its arrangements with such financial advisors to P&O Princess prior to the date hereof and (ii) P&O Princess has retained Schroder Salomon Smith Barney as its financial advisors and disclosed its arrangements with such financial advisor to Carnival prior to the date hereof.

                         3.1.9 Ownership of Other Party's Common Stock.

                               3.1.9.1 Carnival and its Subsidiaries do not
"beneficially own" (as such term is defined in Rule 13d-3 under the Exchange
Act) any P&O Princess Ordinary Shares or P&O Princess American Depositary
Shares.

                                3.1.9.2 P&O Princess and its Subsidiaries do not
"beneficially own" (as such term is defined in Rule 13d-3 under the Exchange
Act) any shares of Carnival Common Stock or any debt of Carnival that is convertible into such shares.

                        3.1.10 Taxes. Except for any such matters that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to it, it and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes that are required to have been paid including any Taxes which it or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith;
(iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency and (iv) have no liability with respect to Taxes that accrued on or before November 30, 2001 (in the case of Carnival) or December 31, 2001 (in the case of P&O Princess) in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Reports filed or furnished on or prior to the date hereof. Except for any such matters that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to it, there are no pending or, to the knowledge of the P&O Princess Officers or the Carnival Officers (as appropriate) threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes and Tax matters or any unresolved questions or claims concerning its or any of its Subsidiaries' Tax liability.

As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all national, federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, capital gains, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever whether levied in the United Kingdom, Panama, the United States or any other country, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

                        3.1.11 Carnival Common Stock to be Issued in the Offer. All of the shares of Carnival Common Stock to be issued in the Offer in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

                                   ARTICLE IV

                                   Covenants

               4.1 Interim Operations. Each of Carnival and P&O Princess covenants and agrees as to itself and its Subsidiaries that, after the date hereof and until the Effective Time (unless the other Party shall otherwise approve in writing and except as otherwise expressly contemplated by or provided in this Agreement, or as required by applicable Law):

                    4.1.1 Ordinary Course. The businesses of it and its Subsidiaries (taken as a whole) shall be conducted in the usual, regular and ordinary course consistent with past practice and, to the extent consistent therewith, it and each of its Significant Subsidiaries shall use its reasonable best efforts to preserve its business organization and present lines of business materially intact and maintain its commercially reasonable insurance (taking into account industry practice and market conditions) and material rights and franchises and preserve its existing material relations with third parties. Notwithstanding anything in this Agreement to the contrary, none of the following actions by any Party and/or its Subsidiaries after the date of this Agreement shall be prohibited by this Agreement: (i) any internal reorganizations and related actions pursuant thereto involving such Party and/or its Subsidiaries that do not have and are not reasonably likely to have a Material Adverse Effect on such Party, (ii) any purchase, sale or charters of any vessels or any amendment to, or termination of, new-building contracts,
(iii) any other acquisitions or investments for consideration not exceeding in the aggregate $500 million plus the net proceeds of any divestments referred to in the next clause, and (iv) any divestments the net proceeds of which do not exceed $500 million in the aggregate;

                    4.1.2 Governing Documents; Share Capital; Dividends. It shall not (i) amend its articles of incorporation or by-laws, in the case of Carnival, or its memorandum and articles of association, in the case of P&O Princess (except for any amendments made solely to preserve its tax position to the extent necessary or desirable); (ii) split, combine, subdivide or reclassify its outstanding shares of capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; (iii) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any capital stock other than (A) in the case of Carnival, regular quarterly cash dividends consistent with past practice and (B) in the case of P&O Princess, regular quarterly cash dividends consistent with past practice; or (iv) reduce, cancel, repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to reduce, cancel, purchase or otherwise acquire (except for repurchases, redemptions or acquisitions required by (A) the terms of its capital stock or securities outstanding on the date hereof or (B) the respective terms as of the date hereof of, or in connection with, any Carnival Stock Plans, in the case of Carnival, or P&O Princess Option Plans, in the case of P&O Princess, or any dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans), any shares of the capital stock of P&O Princess or Carnival, as the case may be, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

                    4.1.3 Issuance of Securities; Indebtedness; Acquisitions and Dispositions. Neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind to acquire, the capital stock of P&O Princess or Carnival, as the case may be, of any class other than (x) in the case of Carnival, shares of Carnival Common Stock issuable pursuant to options outstanding on the date hereof under the Carnival Stock Plans, additional options or rights to acquire shares of Carnival Common Stock granted under the terms of any Carnival Stock Plan as in effect on the date hereof in the ordinary course of the operation of such Carnival Stock Plan or pursuant to Carnival's convertible debt securities outstanding as of the date hereof, (y) in the case of P&O Princess, P&O Princess Ordinary Shares issuable or transferable pursuant to options outstanding on the date hereof under the P&O Princess Option Plans and additional options or rights to acquire P&O Princess Ordinary Shares granted under the terms of any P&O Princess Option Plans as in effect on the date hereof in the ordinary course of the operation of such P&O Princess Option Plan and (z) issuances of securities in connection with grants or awards of stock-based compensation made in accordance with paragraph 4.1.4 hereof), or (ii) incur or modify any significant indebtedness or other liability except in the ordinary and usual course of business consistent with past practice or pursuant to the financial plans communicated to the other Party in writing prior to the date hereof. Neither it nor any of its Significant Subsidiaries will merge or consolidate with any Person;

                    4.1.4 Employee Benefits. Neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, accelerate the time of payment or vesting under, amend or otherwise modify any Compensation and Benefit Plan or agreement or increase the salary, wage, bonus or other compensation of any directors, officers or employees except for grants or awards to directors, officers and employees of it or its Subsidiaries under existing Compensation and Benefit Plans, agreements or otherwise in each case in the normal and usual course of business consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases);

                    4.1.5 Representations and Warranties. Neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties not to satisfy the condition set forth in Section 5.2.1 or 5.3.1, as applicable, as of the Closing Date;

                    4.1.6 Non-Competition Agreements. Neither Party shall enter into or renew any non-compete, exclusivity or similar agreement that would restrict or limit, in any material respect as of the Effective Time (material being construed in the context of the Party and its Subsidiaries taken as a whole), its operations;

                         4.1.7  Satisfaction of Closing Conditions. Neither
Party shall take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Transactions; and

                         4.1.8  No Related Actions. Neither it nor any of its
Subsidiaries shall authorize or enter into an agreement to do any of the foregoing.

                    4.2  Acquisition Proposals.

                         4.2.1  No Shop. Each of Carnival and P&O Princess
agrees that, subject to Section 4.2.3 and except as expressly contemplated by this Agreement, neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' officers, directors, employees, investment bankers, attorneys, accountants, financial advisors, agents or other representatives (collectively, with respect to each of Carnival and P&O Princess, such Person's "Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer by a third party with respect to a merger, takeover, reorganization, share exchange, scheme of arrangement, dual-holding company transaction, consolidation or similar transaction involving Carnival or P&O Princess, or any purchase of or joint venture (or similar arrangement) involving, or offer to purchase or enter into a joint venture (or similar arrangement) involving, all or 15% or more of the equity securities of Carnival or P&O Princess, as the case may be, or of its and its Subsidiaries' assets taken as a whole (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each of Carnival and P&O Princess further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers or directors shall, and that it shall direct and use its reasonable best efforts to cause its Representatives not to, directly or indirectly, have any discussions with or provide any confidential information or data to any Person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either Carnival or P&O Princess or its board of directors from (i) negotiating with or furnishing information to any Person who has made a bona fide unsolicited written Acquisition Proposal which did not result from a breach of this Section
4.2.1 (or any action that would have constituted such a breach if the Representatives of such Party were bound by this Section to the same extent as such Party) or Section 6 of, or any comparable no-shop provision in, the Stockholders Deed Polls (or any action that would have constituted a breach if the Representatives (as defined in the Stockholders Deed Polls) were bound by such Section to the same extent as the Carnival Major Stockholders) (each, a "Qualifying Acquisition Proposal") or (ii) recommending a Qualifying Acquisition Proposal to its shareholders, if and only to the extent that, in each case, the board of directors of such Party determines in good faith after consultation with outside legal counsel that the failure to take such action would result in a breach of the fiduciary duties of the Board of Directors and such Qualifying Acquisition Proposal is a Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means in respect of Carnival or P&O Princess, as applicable, any Qualifying Acquisition Proposal by a third party (x) on terms which the board of directors of such

Party determines in its good faith judgment to be more favorable from a financial point of view to its shareholders than the Transactions after consultation with its financial advisors (which advice shall be communicated to the other Party) and after giving the other Party at least ten Business Days to respond to such third party Qualifying Acquisition Proposal, (y) which the board of directors of such Party determines in its good faith judgment to constitute a transaction that is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal and (z) which relates to at least a majority of the consolidated assets by value or the securities by voting power of such Party. Each of Carnival and P&O Princess agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal. Each of Carnival and P&O Princess also agrees that if it has not already done so, it will promptly request each Person, if any, that has heretofore executed a confidentiality agreement within the 12 months prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

                         4.2.2  Notifications. Each of Carnival and P&O Princess
agrees that it will take the necessary steps promptly to inform its Subsidiaries and its and its Subsidiaries' Representatives of the obligations undertaken in this Section 4.2. Each of Carnival and P&O Princess agrees that it will notify the other promptly if any inquiries, proposals or offers relating to or constituting an Acquisition Proposal are received by, any information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it, any of its Subsidiaries or any of its or its Subsidiaries' Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep the other informed, on a current basis, of the status and material terms of any such proposals or offers, including providing the other Party with copies of any information provided to such other Person.

                         4.2.3  Compliance with Exchange Act, Exchange
Regulations and City Code. Nothing contained in this Agreement shall prohibit a Party from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to an Acquisition Proposal by means of a tender or exchange offer or taking such action and making such recommendations as its board of directors shall determine, in good faith after consultation with outside legal counsel, is required in order to comply with any obligations imposed on it by the SEC, the NYSE, the City Code, the Takeover Panel, the London Stock Exchange or the UKLA in relation to any Acquisition Proposal (provided that it is hereby acknowledged, for the avoidance of doubt, that no provision of the City Code requires P&O Princess or its directors to solicit or initiate any Acquisition Proposal). If the SEC, the NYSE, the Takeover Panel, UKLA or London Stock Exchange, as applicable, requests or directs a Party to take any course of action in connection with, or which would have any effect on, the Transactions, then such Party agrees, solely to the extent practicable (having regard to the time available and the nature and urgency of such request or direction), to (i) notify the other Party of this fact and (ii) consult with the other Party prior to taking any action with respect to such request or direction.

                         4.3  Information Supplied.

                              4.3.1  Carnival Circular. Each of Carnival and P&O
Princess each agrees, as to itself and its Subsidiaries that:

                                     4.3.1.1 It shall provide such information
for inclusion in the Carnival Circular, such that the Carnival Circular shall contain all particulars relating to Carnival and P&O Princess required to comply in all material respects with all applicable Laws, including the PGCL, the City Code, the Securities Act, the Exchange Act and the rules and regulations of the SEC and the NYSE;

                                     4.3.1.2 The information provided by such
Party for inclusion in the Carnival Circular shall not, at the date of mailing to shareholders and at the time or times of the Carnival Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; and

                                     4.3.1.3 If at any time prior to the
Carnival Shareholders Meeting any information relating to Carnival or P&O Princess, or any of their respective Affiliates, officers or directors, should be discovered by Carnival or P&O Princess which should be set forth in a supplement to the Carnival Circular, so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, the Party which discovers such information shall promptly notify the other Party and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly disseminated to the Carnival shareholders.

                              4.3.2  Joint Transaction Circular, Offer Documents
and Schedule 14D-9. Each of Carnival and P&O Princess agrees, as to itself and its Subsidiaries, that:

                                     4.3.2.1 It shall provide such information
for inclusion in (a) the Joint Transaction Circular, (b) the Offer Documents and
(c) the Schedule 14D-9, such that, in each case, such documents shall contain all particulars relating to Carnival and P&O Princess required to comply in all material respects with all applicable Laws, including, without limitation, the Companies Act, the City Code and the Financial Services and Markets Act 2000 (and the rules and regulations thereunder), the requirements of the London Stock Exchange, the Securities Act, the Exchange Act and the rules and regulations of the SEC and the NYSE;

                                     4.3.2.2 All such information provided by
such Party for inclusion in such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; and

                                   4.3.2.3  If at any time prior to the P&O
Princess Shareholders Meeting any information relating to Carnival or P&O Princess, or any of their respective Affiliates, officers or directors, should be discovered by Carnival or P&O Princess which should be set forth in a supplement to the Joint Transaction Circular, any Offer Document or the Schedule 14D-9, so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, the Party which discovers such information shall promptly notify the other Party and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly disseminated to the P&O Princess shareholders.

                       4.4 Shareholders Meetings. Carnival and P&O Princess will each respectively take all action necessary to convene a meeting of the holders of Carnival Common Stock to obtain the Carnival Requisite Vote (the "Carnival Shareholders Meeting") and the holders of P&O Princess Ordinary Shares to obtain the P&O Princess Requisite Vote (the "P&O Princess Shareholders Meeting") to approve the Transactions, as soon as possible after the date hereof, and the Parties shall liaise to ensure that the Carnival Shareholders Meeting will be held two days prior to the P&O Princess Shareholders Meeting; provided that if either Party elects to hold its meeting on an earlier date, it may do so. Subject to fiduciary obligations and the requirements of applicable Law, the board of directors of each of P&O Princess and Carnival shall recommend to its respective shareholders the approval of, in the case of Carnival, the Carnival Amended Articles and, in the case of P&O Princess, the P&O Princess Amendments, and in each case, this Agreement and the DLC Transactions, which recommendation shall be set forth in the Carnival Circular and the Joint Transaction Circular, respectively, and shall take all lawful action to solicit such approval. The Carnival Shareholders Meeting and the P&O Princess Shareholders Meeting will be held regardless of any failure to make such recommendation or any change in such recommendation. Carnival shall take all action necessary to adopt the Carnival Amended By-Laws on or prior to Closing.

                       4.5  Filings; Other Actions; Notification.

                            4.5.1  Filings. As promptly as practicable
after the execution of this Agreement, Carnival and P&O Princess shall cooperate in the preparation of all necessary filings and notifications to any Governmental Entity required to implement the DLC Transactions, the Carnival Circular, the Joint Transaction Circular, the Offer Documents and the Schedule 14D-9. Carnival and P&O Princess shall cooperate to conform the content of the Carnival Circular and the Joint Transaction Circular, to the extent reasonably practicable. Carnival and P&O Princess each shall use reasonable best efforts to have the Carnival Circular cleared by the SEC, for dispatch to the Carnival shareholders as promptly as practicable and permitted by Law, and promptly thereafter to mail such Carnival Circular, together with forms of proxy, to the shareholders of Carnival. P&O Princess and Carnival each shall use all reasonable best efforts to have the Joint Transaction Circular and the Offer Documents cleared by the SEC and the UKLA for dispatch to the shareholders of P&O Princess and promptly thereafter to mail the Joint Transaction Circular, together with forms of proxy, to the shareholders of P&O Princess. Carnival shall promptly prepare and file a supplemental listing application with the NYSE with respect to the shares of Carnival Common Stock to be issued in the Offer and shall use its reasonable best efforts to have such shares of Carnival Common Stock approved for listing by the NYSE, subject only to official notice of issuance.

                       4.5.2 Cooperation. Carnival and P&O Princess shall each cooperate with the other and (i) use (and shall cause their respective Subsidiaries to use) all their respective reasonable best efforts promptly to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) use (and shall cause their respective Subsidiaries to use) all their respective reasonable best efforts to obtain as promptly as practicable all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party (other than Carnival Required Consents and P&O Princess Required Consents) necessary, proper or advisable to consummate the Transactions, and
(iii) use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to obtain the Carnival Required Consents or P&O Princess Required Consents, as the case may be; provided that neither Party shall be required by this Section 4.5.2(ii) or
(iii) to accept or agree to any conditions, terms or restrictions in connection with any such Carnival Required Consent or P&O Princess Required Consent, as the case may be, which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on P&O Princess and/or Carnival after the Effective Time (it being understood that, for this purpose, materiality shall be considered with reference to the total equity market value of P&O Princess and Carnival as a unified commercial enterprise). Subject to applicable Laws relating to the exchange of information, Carnival and P&O Princess shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Carnival and its Subsidiaries or P&O Princess and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of Carnival and P&O Princess shall act reasonably and as promptly as practicable.

                       4.5.3 Furnishing Information. Carnival and P&O Princess each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Carnival Circular, the Joint Transaction Circular, the Offer Documents or any other necessary or appropriate filing, notice, statement, registration, submission of information or application made by or on behalf of Carnival or P&O Princess or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Transactions.

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

                      4.5.4 Status. Carnival and P&O Princess each shall keep the other apprised of the status of matters relating to completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Carnival or P&O Princess, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Transactions. Carnival and P&O Princess each shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it or of any failure of any condition set forth in
Article V to the other Party's obligations to effect the Transactions.

                      4.5.5 Consultation; Participation. Prior to making any filing, notice, petition, statement, registration, submission of information or application to or with any third party and/or Governmental Entity (including any securities exchange) in connection with the consummation of the Transactions and except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, each Party shall make all reasonable efforts to consult with the other Party with respect to the content of such filing, notice, petition, statement, registration, submission of information or application and to provide the other Party with copies of the proposed filing, notice, petition, statement, registration, statement of information or application. Carnival and P&O Princess each shall not agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Transactions unless it consults with the other Party in advance and, to the extent practicable and permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat. The foregoing requirements of Section 4.5.5 shall not apply to P&O Princess' discussions and meetings with the UK Inland Revenue with respect to tonnage taxes and amendments to existing tonnage tax elections; provided that P&O Princess shall notify Carnival of any such discussions and meetings, and to the extent practicable, consult with Carnival with respect thereto.

                      4.5.6 Cooperation in Defense of Claim. In the event any claim, action, suit investigation or other proceeding by any Governmental Entity or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of this Agreement or any of the Transactions or claims damages in connection therewith, the Parties agree to cooperate and use their reasonable best efforts, subject to the limitations set forth in
Section 4.5.2, to defend against and respond thereto.

                 4.6 Access. In order to facilitate consummation of the Transactions, the Parties hereby agree that upon reasonable request to an executive officer of P&O Princess or Carnival, as the case may be, designated for the purpose, and except as may otherwise be required by applicable Law, each Party shall (and shall cause its Subsidiaries to) afford the other Party's Representatives access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may be requested by the other Party which it reasonably requires in order to investigate and confirm the accuracy of such Party's representations and warranties and the satisfaction of the conditions to Closing relating thereto; provided that no receipt of information pursuant to this Section shall affect or be deemed to modify any representation or warranty made by Carnival or P&O Princess hereunder; and provided, further that the foregoing shall not require Carnival or P&O Princess to permit any inquiry, or to disclose any information, that in the reasonable judgment of Carnival or P&O Princess, as the case may be, would (i) violate any antitrust or competition Law or (ii) result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality to third parties if Carnival or P&O Princess, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All such information shall be governed by the terms of the Confidentiality Agreement, dated October 11, 2002, between the Parties (the "Confidentiality Agreement"), including without limitation all such information disclosed in the Disclosure Letters.

               4.7 Publicity. The initial press release concerning this Agreement and the Transactions shall be a joint press release agreed between, and initialed by, the Parties and such press release shall be released by both Parties on or around the same date and time, and thereafter Carnival and P&O Princess shall to the extent practicable (i) consult with each other and, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or as required by the Takeover Panel, mutually agree on the content prior to issuing any press releases or otherwise making public announcements with respect to the Transactions and (ii) consult with each other prior to issuing any press releases or otherwise making public announcements which could materially affect the Transactions.

               4.8  Benefits and Other Matters.

                    4.8.1  Director and Officer Liability.

                           4.8.1.1  P&O Princess and Carnival each agree that
all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined below) in respect of acts or omissions of such Indemnitee on or prior to the Effective Time as provided in the articles of incorporation and by-laws, in the case of Carnival, or memorandum and articles of association, in the case of P&O Princess, or an agreement between an Indemnitee and it or its Subsidiaries in effect as of the date hereof shall continue in full force and effect in accordance with the terms thereof.

                           4.8.1.2  For six years after the Effective Time, P&O
Princess or Carnival, as the case may be, shall indemnify and hold harmless the individuals who on or prior to the Effective Time were officers or directors of either Party or either Party's Subsidiaries (the "Indemnitees") to the same extent as set forth in Section 4.8.1.1 above. In the event any claim in respect of which indemnification is available pursuant to the foregoing provisions is asserted or made within such six-year period, all rights to indemnification shall continue until such claim is disposed of or all judgments, orders, decrees or other rulings in connection with such claim are duly satisfied.

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

                           4.8.1.3  For six years after the Effective Time, P&O
Princess and Carnival shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by its officers' and directors' liability insurance policy on terms with respect to coverage and in amounts no less favorable than those of such policy in effect on the date hereof; provided, however, that during such period, Carnival and P&O Princess shall be required to maintain or procure as much coverage as can be obtained for the remainder of such period for an annual premium not in excess of 200% of the current annual premium paid by P&O Princess or Carnival, as the case may be, for its existing coverage.

                           4.8.1.4  The obligations of P&O Princess and Carnival
under this Section 4.8.1 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 4.8.1 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 4.8.1 applies shall be third party beneficiaries of this Section 4.8.1).

                           4.8.1.5  Each Party (the "Providing Party") shall
indemnify and hold harmless, to the fullest extent permissible under applicable Law, the officers and directors of the other party in respect of all losses, claims, damages, costs, expenses and liabilities arising from or in connection with the information provided by such Providing Party for use in the Carnival Circular or the Joint Transaction Circular pursuant to Section 4.3 which contains any untrue statement of a material fact or an omission to state any material fact required to be stated therein, in light of the circumstances under which they were made, in order to make the statements therein, not misleading.

                    4.8.2 Directors of Carnival and P&O Princess. At the Effective Time, the board of directors of each of Carnival and P&O Princess shall consist of [17] directors, [_] of which shall be directors designated prior to the Effective Time by P&O Princess, of which [_] shall be non-executive directors, and [_] of which shall be directors designated by Carnival, of which [_] shall be non-executive directors, and such Carnival and P&O Princess director designees shall be the "Mutual Directors". Such Mutual Directors shall be the directors of each of Carnival and P&O Princess from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with P&O Princess' memorandum and articles and Carnival's restated articles of incorporation and by-laws, in each case as then in effect. Carnival and P&O Princess agree to procure such resignations of their respective directors as may be necessary so that at the Effective Time the Mutual Directors are the only directors of Carnival and P&O Princess.

                    4.8.3 Executive Officers. At the Effective Time, Micky Arison shall be elected or appointed as Chairman and Chief Executive Officer of Carnival and P&O Princess, and Howard S. Frank shall be elected or appointed as Chief Operating Officer of Carnival and P&O Princess, to serve in such capacities until their respective successors are elected or appointed and shall have qualified in accordance with the P&O Princess' memorandum and articles and Carnival's restated articles of incorporation and by-laws, in each case as then in effect. If at or immediately prior to the Effective Time, either of such individuals shall be unwilling or unable to serve, a person to fill such position shall be designated by the chief executive officer of Carnival at such time.

               4.9 Expenses. Except as otherwise provided in Section 6.5, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expense.

               4.10 Other Actions by Carnival and P&O Princess.

                    4.10.1 Dividends. Carnival and P&O Princess shall coordinate the declaration, setting of record dates and payment dates of dividends on Carnival Common Stock and P&O Princess Ordinary Shares so that the respective holders of Carnival Common Stock and P&O Princess Ordinary Shares do not receive two dividends in respect of the calendar quarter in which the Effective Time occurs or fail to receive a dividend in respect of the calendar quarter in which the Effective Time occurs.

                    4.10.2 Integration Planning. To the extent permitted by applicable Law, promptly following the date of this Agreement, the Parties will establish an integration planning committee (the "Integration Committee") to address and agree upon integration issues. The Chief Executive Officer of each of Carnival and P&O Princess shall determine which of their respective officers shall serve on the Integration Committee and such Committee shall be comprised of an equal number of persons from Carnival and P&O Princess.

               4.11 Carnival Offer to Exchange.

               Section 4.11 is subject to applicable Law.

                    4.11.1 Offer to Exchange. Provided that this Agreement shall not have been terminated, and subject to the provisions of this Agreement, Carnival shall commence, within the meaning of Rule 14d-2 under the Exchange Act, the Offer, not later than ten business days after the effective date of the Offer Registration Statement or earlier if required by the City Code. The Offer shall be subject only to the conditions (the "Offer Conditions") set forth in Annex 1 hereto (including, without limitation, the occurrence of the Closing), of which conditions 4 and 5 may be waived in whole or in part by Carnival in its sole discretion. The Joint Transaction Circular shall state that P&O Princess shareholders may (i) vote to approve the DLC Transactions; and/or (ii) accept the Offer, subject to the terms and conditions set forth therein. Subject to the terms and conditions of the Offer and this Agreement (including, without limitation, Section 4.11.4), Carnival shall acquire all P&O Princess Ordinary Shares validly tendered and not withdrawn pursuant to the Offer in compliance with the obligations respecting prompt payment pursuant to Rule 14e-1(c) under the Exchange Act and Rule 31.8 of the City Code.

                    4.11.2 Modification of the Offer, Fractional Shares. Subject to the City Code, Carnival expressly reserves the right to modify the terms of the Offer, except that, without the prior written consent of P&O Princess, Carnival shall not (i) decrease the Offer Exchange Ratio, (ii) impose any conditions to the Offer in addition to the Offer Conditions or modify the Offer Conditions (other than to waive any Offer Conditions to the extent permitted by this Agreement), (iii) except as provided in Section 4.11.3, extend the Offer, (iv) change the form of consideration payable in the Offer or (v) make any other change or modification in any of the terms of the Offer in any manner that is adverse to the holders of P&O Princess Ordinary Shares. Notwithstanding anything to the contrary set forth herein, no certificates representing fractional shares of Carnival Common Stock shall be issued in connection with the exchange of Carnival Common Stock for P&O Princess Ordinary Shares upon consummation of the Offer, and in lieu thereof each tendering shareholder who would otherwise be entitled to a fractional share of Carnival Common Stock in the Offer will be paid an amount in cash equal to either: (i) the product obtained by multiplying (A) the fractional share interest to which such holder would otherwise be entitled by (B) the closing price of the Carnival Common Stock on the NYSE (as reported in The Wall Street Journal or, if not reported therein, any other authoritative source) on the date the Offer becomes unconditional; or (ii) the pro rata entitlement of such member to the net proceeds of the sale of the aggregate fractional entitlements to Carnival Common Stock which shall be sold in the market at the best price reasonably obtainable by Carnival; provided always that Carnival shall be able to choose whether to apply the procedure referred to in (i) or (ii) above, shall not be obliged to give any reasons for such choice and such choice shall be conclusive and binding on all persons concerned and shall not be open to challenge on any grounds whatsoever.

                    4.11.3 Expiration and Extension of the Offer. The Offer shall initially expire on the 20/th/ Business Day after the date of commencement of the Offer unless it is terminated in accordance with Section 4.11.8. Notwithstanding the foregoing, Carnival may, without the consent of P&O Princess, extend the Offer at any time and from time to time: (i) if, at the scheduled or extended expiration date of the Offer, any of the Offer Conditions shall not have been satisfied or waived, until such conditions are satisfied or waived; (ii) for any period required by any Law applicable to the Offer; and
(iii) for any period required by any applicable Law in connection with an increase in the consideration to be paid pursuant to the Offer. In addition to the foregoing, Carnival may provide for a "subsequent offering period" as provided in Rule 14d-11 under the Exchange Act after the exchange of Carnival Common Stock pursuant to the Offer if required to do so by any applicable Governmental Entity.

                    4.11.4 Acceptances by Carnival. The terms of the Offer shall provide that if the number of P&O Princess Ordinary Shares as to which the Offer is accepted represents more than 20% of the outstanding P&O Princess Ordinary Shares, only that number of P&O Princess Ordinary Shares representing 20% of the outstanding P&O Princess Ordinary Shares shall be acquired by Carnival, and acceptances shall be scaled back in the manner prescribed by Rule
36.7 of the City Code.

                    4.11.5 Offer Registration Statement. As promptly as practicable after the date of this Agreement, Carnival shall file with the SEC the Offer Registration Statement, and P&O Princess shall use its reasonable best efforts to cooperate with Carnival in making such filing. On the date of commencement of the Offer, Carnival shall file with the SEC a Schedule TO. P&O Princess and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to P&O Princess's shareholders. Carnival shall provide P&O Princess and its counsel with copies of any comments Carnival or its counsel may receive from the SEC or its Staff with respect to the Offer Documents promptly after the receipt of such comments, and Carnival and P&O Princess shall cooperate (and shall cause their respective counsel to cooperate) reasonably in responding promptly and appropriately to such comments.

                    4.11.6 P&O Princess Shareholder Information. In connection with the Offer, P&O Princess shall cause its registrar to furnish Carnival promptly with mailing labels containing the names and addresses of the record holders of P&O Princess Ordinary Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of shareholders, security position listings and computer files and all other information in P&O Princess's possession or control regarding the beneficial owners of P&O Princess Ordinary Shares and any securities convertible into P&O Princess Ordinary Shares, and shall furnish to Carnival such information and assistance (including updated lists of shareholders, security position listings and computer files) as Carnival may reasonably request in communicating the Offer to P&O Princess's shareholders. P&O Princess shall cooperate with Carnival to communicate the Offer to the holders of the P&O Princess ADSs. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents, Carnival and its affiliates, associates and agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and, if this Agreement shall be terminated, will promptly, upon request, deliver, and will use reasonable efforts to cause its affiliates, associates and agents to deliver, to P&O Princess all copies of such information then in their possession or control.

                    4.11.7 Schedule 14D-9. In accordance with the Exchange Act, P&O Princess shall file with the SEC a Statement on Schedule 14D-9 with respect to the Offer (such document, as amended from time to time, the "Schedule 14D-9"). P&O Princess and shall promptly disseminate the Schedule 14D-9 to the shareholders of the Company to the extent required by the Exchange Act. P&O Princess shall give Carnival and its counsel an opportunity to review and comment upon the Schedule 14D-9 prior to the filing thereof with the SEC. P&O Princess shall provide Carnival and its counsel with copies of any comments P&O Princess or its counsel may receive from the SEC or its Staff with respect to the Schedule 14D-9 promptly after the receipt of such comments, and Carnival and P&O Princess shall cooperate (and shall cause their respective counsel to cooperate) reasonably in responding promptly and appropriately to such comments.

                    4.11.8 Termination of the Offer. The Offer may be terminated by Carnival if, at the expiration date of the Offer, any of the Offer Conditions has not been met.

                    4.11.9 Adjustment of the Offer Exchange Ratio. Subject to the City Code, in the event that, other than pursuant to the Transactions, Carnival changes or establishes a record date for changing the number of shares of Carnival Common Stock issued and outstanding as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination or similar transaction with respect to the outstanding shares of Carnival Common Stock and the record date therefor shall be prior to the Effective Time, the Offer Exchange Ratio, and any other calculations based on or relating to the shares of Carnival Common Stock shall be appropriately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination or similar transaction. In the event that other than pursuant to the Transactions, P&O Princess changes or establishes a record date for changing the number of P&O Princess Ordinary Shares issued and outstanding as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination or similar transaction with respect to the outstanding P&O Princess Ordinary Shares and the record date therefor shall be prior to the Effective Time, the Offer Exchange Ratio, and any other calculations based on or relating to the P&O Princess Ordinary Shares shall be appropriately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination or similar transaction.

                                   ARTICLE V

                           Conditions to the Closing

               5.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligations of P&O Princess and Carnival to effect the Closing and the DLC Transactions are subject to the satisfaction or waiver of each of the following conditions:

                    5.1.1 Shareholder Approvals. This Agreement and the DLC Transactions (including the Carnival Amended Articles) shall have been duly approved by holders of Carnival Common Stock constituting the Carnival Requisite Vote and this Agreement, and the DLC Transactions (including the P&O Princess Amendments) shall have been duly approved by the shareholders of P&O Princess constituting the P&O Princess Requisite Vote.

                    5.1.2 Regulatory Consents. All Carnival Required Consents and P&O Princess Required Consents from or with any Governmental Entity (collectively, "Governmental Consents") in connection with the consummation of the DLC Transactions, other than those Governmental Consents described in
Section 5.1.8 below, which are subject to satisfaction or waiver in accordance with such section, shall have been made or obtained, and such Governmental Consents shall not contain any terms or impose any condition or restriction relating or applying to, or requiring changes in or limitations on, (i) the operation of any asset or businesses of Carnival, P&O Princess or any of their respective Subsidiaries which term, condition or restriction, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on P&O Princess or Carnival after the Effective Time (it being understood that, for this purpose, materiality shall be considered with reference to the total equity market value of P&O Princess and Carnival as a unified commercial enterprise), or (ii) the P&O Princess Amended Memorandum, the P&O Princess Amended Articles, the Carnival Amended Articles, the Carnival Amended By-Laws, the Equalization and Governance Agreement, the ability to vote the P&O Princess Special Share or P&O Princess Ordinary Shares or the ability to vote the Carnival Special Share or Carnival Common Stock (other than, in each case, terms, conditions or restrictions that would not materially frustrate the express intent and purposes of this Agreement or the Equalization and Governance Agreement).

                    5.1.3 Laws and Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation or performance of, or materially adversely affects, the DLC Transactions (collectively, an "Order"), and no Governmental Entity shall have instituted or threatened any proceeding challenging the DLC Transactions or seeking any such Order or taken any action or decision to revoke or materially amend any consent, clearance or approval of the combination of P&O Princess and Carnival.

                    5.1.4 Carnival Amendments and P&O Princess Amendments. The Carnival Amended Articles shall have been filed with the Companies Registry of the Republic of Panama and the Carnival Amended Articles and Carnival Amended By-laws shall have become effective and the P&O Princess Amended Memorandum and the P&O Princess Amended Articles shall have become effective.

                    5.1.5 Approval of Joint Transaction Circular. The UKLA approving the Joint Transaction Circular convening the P&O Princess Shareholders Meeting.

                    5.1.6 Offer. The Offer becoming unconditional (save for the condition regarding the completion of the DLC Transactions).

                    5.1.7 Registration Statements. All registration statements required by the SEC in connection with the Transactions being declared effective by the SEC and remaining effective and not being the subject of a stop order or other proceeding by the SEC to suspend their effectiveness.

                    5.1.8  European Commission.

                           5.1.8.1  Insofar as the DLC Transactions constitute a
concentration which is required to be notified to the European Commission pursuant to Article 4(1) of Council Regulation (EEC) No. 4064/89 (as amended) (the "Merger Regulation"), and subject to Clause 5.1.8.2, either, (i) the European Commission having adopted in relation to the DLC Transactions a decision under either Article 6(1)(a), Article 6(1)(b) or Article 8(2) of the Merger Regulation, or (ii) the DLC Transactions being deemed compatible with the common market in accordance with Article 10(6) of the Merger Regulation.

                           5.1.8.2  In the event that a decision (or decisions)
has been taken under Article 9(3) of the Merger Regulation (or is deemed to have been taken pursuant to Article 9(5) of the Merger Regulation) or Article 6(1) of Protocol 24 to the Agreement to establish the European Economic Area (the "EEA Agreement") to refer the whole or part of the DLC Transactions to the competent authorities of one or more European Union or relevant EFTA state, decisions having been taken by all such competent authorities to permit the DLC Transactions, provided that if any such competent authority should have failed to publish its report or the announcement of the findings of its examination, or to complete its review, of the DLC Transactions within four months of the last date on which the European Commission could have issued a decision in relation to the DLC Transactions pursuant to Article 6 of the Merger Regulation, this Condition to Closing shall be deemed to have been satisfied in respect of that competent authority.

               5.2 Conditions to Obligations of P&O Princess to Effect the Closing. The obligation of P&O Princess to effect the Closing and the DLC Transactions is also subject to the satisfaction or waiver by P&O Princess prior to the Effective Time of the following conditions:

                    5.2.1 Representations and Warranties of Carnival. The representations and warranties of Carnival set forth in this Agreement (i) to the extent qualified by Material Adverse Effect or any other materiality qualification shall be true and correct and (ii) to the extent not qualified by Material Adverse Effect or any other materiality qualification shall be true and correct (provided that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on Carnival) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and P&O Princess shall have received a certificate signed on behalf of Carnival by a Carnival Officer to such effect.

                    5.2.2 Performance of Obligations of Carnival. Carnival shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and P&O Princess shall have received a certificate signed on behalf of Carnival by a Carnival Officer to such effect.

                    5.2.3 Consents Under Agreements. Carnival shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the DLC Transactions under any Contract to which Carnival or any of its Subsidiaries is a party or by which any of its or their assets are bound, except those the failure of which to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Carnival or prevent the consummation of, or materially adversely affect, the DLC Transactions by Carnival.

                    5.2.4 Carnival Special Share. Carnival shall have issued the Carnival Special Share to Carnival SVC.

                    5.2.5 Other DLC Documents. Each DLC Document that is required to be executed and delivered by the parties thereto shall have been so executed and delivered in the Agreed Form by all such parties other than P&O Princess and its Subsidiaries.

               5.3 Conditions to Obligations of Carnival. The obligation of Carnival to effect the Closing and the DLC Transactions contemplated by this Agreement is also subject to the satisfaction or waiver by Carnival prior to the Effective Time of the following conditions:

                    5.3.1 Representations and Warranties of P&O Princess. The representations and warranties of P&O Princess set forth in this Agreement (i) to the extent qualified by Material Adverse Effect or any other materiality qualification shall be true and correct; and (ii) to the extent not qualified by Material Adverse Effect or any other materiality qualification shall be true and correct (provided that this clause (ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on P&O Princess) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date), and Carnival shall have received a certificate signed on behalf of P&O Princess by a P&O Princess Officer to such effect.

                    5.3.2 Performance of Obligations of P&O Princess. P&O Princess shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Carnival shall have received a certificate signed on behalf of P&O Princess by a P&O Princess Officer to such effect.

                    5.3.3 Consents Under Agreements. P&O Princess shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the DLC Transactions under any Contract to which P&O Princess or any of its Subsidiaries is a party or by which any of its or their assets are bound, except those the failure of which to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on P&O Princess or prevent the consummation of, or materially adversely affect, the DLC Transactions by P&O Princess.

                    5.3.4 P&O Princess Special Share. P&O Princess shall have issued the P&O Princess Special Share to P&O Princess SVC.

                    5.3.5 Other DLC Documents. Each DLC Document that is required to be executed and delivered by the parties thereto shall have been so executed and delivered in the Agreed Form by all such parties other than Carnival and its Subsidiaries.

                    5.3.6 Termination of Joint Venture Agreement. P&O Princess shall have given a termination notice under Section 9.01(c) of the Joint Venture Agreement or the Joint Venture Agreement shall have been terminated without any cost to P&O Princess (excluding any existing termination amount set forth in the Implementation Agreement between P&O Princess and Royal Caribbean Cruises Ltd., dated as of November 19, 2001) under Section 9.01(a) thereof.

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

                                   ARTICLE VI

                                   Termination

               6.1 Termination by Mutual Consent. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the approvals by shareholders of Carnival and P&O Princess referred to in paragraph 5.1.1, by mutual written consent of Carnival and P&O Princess by action of their respective boards of directors.

               6.2 Termination by Either P&O Princess or Carnival. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by action of the board of directors of either P&O Princess or Carnival if (i) the Closing and the Transactions shall not have been consummated by September 30, 2003, whether such date is before or after the date of approval by the shareholders of Carnival or P&O Princess (the "Termination Date"), (ii) any Order (which the terminating Party shall have used its reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 4.5) permanently restraining, enjoining or otherwise prohibiting the consummation of, or materially adversely affecting, the Transactions shall have become final and non-appealable, whether before or after the approval by the shareholders of Carnival or P&O Princess, (iii) the Carnival Requisite Vote shall not have been obtained at the duly held Carnival Shareholders Meeting, including any adjournments or postponements thereof or, in any event by the date that is five Business Days prior to the Termination Date, or (iv) the P&O Princess Requisite Vote shall not have been obtained at the duly held P&O Princess Shareholders Meeting, including any adjournments or postponements thereof or, in any event by the date that is five Business Days prior to the Termination Date; provided that the right to terminate this Agreement shall not be available to a Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Transactions to be consummated.

               6.3 Termination by Carnival. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of Carnival referred to in paragraph 5.1.1, by action of the board of directors of Carnival, if (i) the board of directors of P&O Princess shall have withdrawn or adversely modified its approval or recommendation to shareholders of this Agreement and the Transactions or shall have resolved to take any such action or failed to reconfirm such approval or recommendation within five Business Days after a written request by Carnival to do so; or (ii) P&O Princess or its board of directors shall take any of the actions described in clause (ii) of the proviso to Section 4.2.1; or (iii) there shall be a breach by P&O Princess of any representation, warranty, covenant or agreement contained in this Agreement, or any event or circumstance shall occur as a result of which any such representation and warranty shall not be true as of, and as if made on, any date after the date hereof, which, in each case, would result in a failure of a condition set forth in paragraph 5.3.1 or 5.3.2 and cannot be or is not cured prior to the Termination Date; or (iv) a third party announces a firm intention (whether or not subject to a pre-condition) to make an offer or Acquisition

Proposal for P&O Princess (including an offer to form a dual-listed company) which offer is (x) either subject to the City Code or is otherwise legally binding and (y) in Carnival's reasonable opinion, acting in good faith and after consultation with its financial advisers, the nature of such advice to be communicated to P&O Princess, is likely to be more attractive to P&O Princess Shareholders than the DLC Transactions.

               6.4 Termination by P&O Princess. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the approval by the shareholders of P&O Princess referred to in paragraph 5.1.1, by action of the board of directors of P&O Princess, if (i) the board of directors of Carnival shall have withdrawn or adversely modified its approval or recommendation to shareholders of this Agreement and the Transactions, or shall have resolved to take any such action or failed to reconfirm such approval or recommendation within five Business Days after a written request by P&O Princess to do so; or (ii) Carnival or its board of directors shall take any of the actions described in clause (ii) of the proviso to Section 4.2.1; or (iii) there shall be a breach by Carnival of any representation, warranty, covenant or agreement contained in this Agreement, or any event or circumstance shall occur as a result of which any such representation and warranty shall not be true as of, and as if made on, any date after the date hereof, which, in each case, would result in a failure of a condition set forth in paragraph 5.2.1 or 5.2.2 and cannot be or is not cured prior to the Termination Date.

               6.5  Effect of Termination and Abandonment.

                    6.5.1 Effect of Termination. In the event of termination of this Agreement and the abandonment of the Transactions pursuant to this Article VI, this Agreement (other than as set forth in Section 7.1) shall become void and of no effect with no liability on the part of either Party (or of any of its Representatives); provided, however, that, subject to Section 7.1, no such termination shall relieve either Party of any liability for damages resulting from any breach of this Agreement or from any obligation to pay, if applicable, the Carnival Termination Amount (as defined below) or the P&O Princess Termination Amount (as defined below), as the case may be, pursuant to Section
6.5.2 or 6.5.3.

                    6.5.2 Carnival Break Fee. In the event that (i) this Agreement is terminated by either Carnival or P&O Princess pursuant to Section 6.2(iii) and at the time of the Carnival Shareholders Meeting an Acquisition Proposal exists with respect to Carnival; or (ii) this Agreement is terminated by P&O Princess pursuant to Section 6.4(i), 6.4(ii) or 6.4(iii) (solely with respect to a breach of Section 4.2), then if any Acquisition Proposal involving Carnival is implemented or completed on or before the day which is 18 months after the date of this Agreement, Carnival shall promptly, but in no event later than two days after the date of such implementation or completion, pay to P&O Princess a termination payment equal to the Carnival Termination Amount, which amount shall be exclusive of any expenses to be paid pursuant to Section 4.9, payable by wire transfer of same day funds. The term "Carnival Termination Amount" shall mean 1 per cent. of the market capitalisation of P&O Princess on the date of this Agreement. Carnival acknowledges that the agreements contained in this Section 6.5.2 are an integral part of the Transactions, and that, without these agreements, P&O Princess would not enter into this Agreement; accordingly, if Carnival fails promptly to pay any amount due pursuant to this Section 6.5.2, and, in order to obtain such payment, P&O Princess commences a suit which results in a judgment against Carnival for the payment set forth in this Section 6.5.2, Carnival shall pay to P&O Princess its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the Carnival Termination Amount from each date for payment until the date of such payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus 2 percent.

                    6.5.3 P&O Princess Break Fee. In the event that (i) this Agreement is terminated by either Carnival or P&O Princess pursuant to Section 6.2(iv) and at the time of the P&O Princess Shareholders Meeting an Acquisition Proposal exists with respect to P&O Princess; or (ii) this Agreement is terminated by Carnival pursuant to Section 6.3(i), 6.3(ii) or 6.3(iii) (solely with respect to a breach of Section 4.2 then if any Acquisition Proposal involving P&O Princess is implemented or completed on or before the day which is 18 months after the date of this Agreement, P&O Princess shall promptly, but in no event later than two days after the date of such implementation or completion, pay to Carnival a termination payment equal to the P&O Princess Termination Amount, which amount shall be exclusive of any expenses to be paid pursuant to Section 4.9, payable by wire transfer of same day funds. The term "P&O Princess Termination Amount" shall mean 1 per cent. of the market capitalisation of P&O Princess on the date of this Agreement. P&O Princess acknowledges that the agreements contained in this Section 6.5.3 are an integral part of the Transactions, and that, without these agreements, Carnival would not enter into this Agreement; accordingly, if P&O Princess fails promptly to pay any amount due pursuant to this Section 6.5.3, and, in order to obtain such payment, Carnival commences a suit which results in a judgment against P&O Princess for the payment set forth in this Section 6.5.3, P&O Princess shall pay to Carnival its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the P&O Princess Termination Amount from each date for payment until the date of such payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus 2 percent.

                                  ARTICLE VII

                            Miscellaneous and General

               7.1 Survival. This Article VII and the agreements of Carnival and P&O Princess contained in Sections 4.8 (Benefits and Other Matters) and 4.9 (Expenses) shall survive the Effective Time. This Article VII (other than
Section 7.2 (Modification or Amendment), Section 7.3 (Waiver of Conditions) and
Section 7.11 (Assignment)), the representations and warranties contained in
Section 3.1.3 (Corporate Authority; Approval and Fairness), the agreements of Carnival and P&O Princess contained in Section 4.9 (Expenses), Section 6.5 (Effect of Termination and Abandonment) and the last sentence of Section 4.6 (Access) and Section 4.11.7 and 4.11.8 shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this

Agreement shall not survive the Effective Time or the termination of this Agreement. Notwithstanding the foregoing, no termination of this Agreement shall relieve any Party from liability for any breach by it of its covenants and agreements in this Agreement prior to such termination; provided that the sole remedy of any Party for any breach by the other Party of any representation or warranty in this Agreement other than those in Section 3.1.3 (Corporate Authority; Approval; and Fairness) shall be the right (if any) to terminate this Agreement pursuant to clause (iii) of Section 6.3 or Section 6.4, as applicable.

               7.2 Modification or Amendment. This Agreement may be modified or amended by agreement of the Parties, by action taken or authorized by their respective boards of directors, at any time prior to the Effective Time; provided, however, that, after approval by shareholders of the matters presented at the Carnival Shareholders Meeting or the P&O Princess Shareholders Meeting, no modification or amendment shall be made which under applicable Law requires further approval by such shareholders without such further approval. This Agreement may not be modified or amended except by an instrument in writing executed and delivered by duly authorized officers of each of the Parties.

               7.3 Waiver of Conditions. Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. For the purposes of Article V, P&O Princess may waive any condition contained in Section
5.2 and Carnival may waive any condition contained in Section 5.3.

               7.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

               7.5 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

               7.6  Governing Law And Venue; Waiver Of Jury Trial.

                    7.6.1 Governing Law And Venue. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York applicable to contracts to be performed wholly in such state. The Parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America located in the Borough of Manhattan, New York State solely (or, if such jurisdiction is refused by such Federal courts, the Supreme Court of the State of New York, located in the Borough of Manhattan) in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the Transactions and thereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.7 (Notices), or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

                    7.6.2 Waiver Of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the "transactions." Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily, and (iv) each such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.6.

               7.7 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given,
(i) when sent if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof or (ii) when delivered, if delivered personally to the intended recipient or sent by overnight delivery via a national courier service, and in each case, addressed to a Party at the following address for such Party:

               if to Carnival:

               Carnival Corporation
               3655 N.W. 87/th/ Avenue
               Miami, Florida 33l78-2428
               Attention: Chairman and Chief Executive Officer
               Facsimile:  (305) 477-1740

               with copies to

               Carnival Corporation
               3655 N.W. 87/th/ Avenue
               Miami, Florida 33178-2428
               Attention: General Counsel
               Facsimile: (305) 477-1740
               and

               James M. Dubin, Esq.
               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York 10019-6064
               Facsimile: (212) 757-3990

               and

               Anthony Macaulay
               Herbert Smith
               Exchange Square
               Primrose Street
               London EC2A 2HS
               Facsimile: (44) 20-7374 0888

               if to P&O Princess:

               P&O Princess Cruises plc
               77 New Oxford Street
               London WC1A 1PP
               Attention: Chief Executive Officer
               Facsimile: (44) 20-7805-1240

               with copies to

               P&O Princess Cruises plc
               77 New Oxford Street
               London WC1A 1PP
               Attention: General Counsel
               Facsimile: (44) 20-7805-1240

               Duncan C. McCurrach, Esq.
               Sullivan & Cromwell
               125 Broad Street
               New York, New York 10004
               Facsimile: (212) 558-3588

               and

               Mark Rawlinson
               Freshfields Bruckhaus Deringer
               65 Fleet Street
               London EC4Y 1HS
               Facsimile: (44) 20-7832-7001
or to such other Persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

               7.8 Entire Agreement. This Agreement (including the exhibits and schedules hereto), the Carnival Disclosure Letter, the P&O Princess Disclosure Letter, the Stockholder Voting Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, between the Parties with respect to the subject matter hereof. References herein to this Agreement shall for all purposes be deemed to include references to the Carnival Disclosure Letter and the P&O Princess Disclosure Letter. Except as set forth in
Section 4.8.1, this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder except the individuals who were directors of either Party on or prior to the Effective Time shall be deemed third party beneficiaries with respect to Section 4.3, as applicable. No employee or former employee of Carnival or P&O Princess who is not a director of Carnival or P&O Princess shall be deemed a third party beneficiary with respect to any provision of this Agreement. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY, NEITHER CARNIVAL NOR P&O PRINCESS MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT, OR THE "TRANSACTIONS", NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

               7.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision unless the substitution of such provision would materially frustrate the express intent and purposes of this Agreement or the Equalization and Governance Agreement and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

               7.10 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used herein with respect to any Party, a matter shall be deemed to be "material" only if it is material to the Party and its Subsidiaries taken as a whole. A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Agreement. A reference to any legislation (including any listing rules of a stock exchange or voluntary codes) or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all rules and regulations and statutory instruments promulgated and issued under it. Nothing in this Agreement or the DLC Documents will mean or be taken to imply that P&O Princess or Carnival have agreed to dispose of or to acquire any interest in the assets or undertakings of either of them. The parties hereto acknowledge that this Agreement (including the Exhibits and Schedules hereto) has been drafted jointly by the parties hereto and agree that this Agreement will not be construed against any party as a result of any role such party may have had in the drafting process.

               7.11 Assignment. This Agreement shall not be assignable by operation of law or otherwise, and any purported assignment in violation of this provision shall be void.

               7.12 No Partnership. Neither this Agreement nor the DLC Transactions are intended for any legal, tax or other purpose to (i) alter the status of P&O Princess and Carnival as separate, independent entities (taxed respectively and exclusively as a United Kingdom and a Panamanian non-resident corporation), (ii) result in any of Carnival, P&O Princess, their respective Subsidiaries, or their respective shareholders being treated as creating an entity or otherwise entering into any partnership, joint venture, association or agency relationship, or (iii) give either Party (or its respective Subsidiaries or shareholders) any legal or beneficial ownership interest in the assets or income of the other Party, and shall not be construed as having such effect.

               7.13 Special Shares. The parties agree for all United States federal income tax purposes to treat both the Carnival Special Share and the P&O Princess Special Share as not constituting stock or any other equity interest in Carnival or P&O Princess or any other entity.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Carnival and P&O Princess as of the date hereof.

                                      CARNIVAL CORPORATION


                                      By:_______________________________________
                                          Name:  Micky Arison
                                          Title: Chairman & Chief Executive
                                                 Officer



                                      P&O PRINCESS CRUISES PLC


                                      By:_______________________________________
                                         Name:  Peter Ratcliffe
                                         Title: Chief Executive Officer

                                    EXHIBIT A

              AGREED FORM OF EQUALIZATION AND GOVERNANCE AGREEMENT

                                    EXHIBIT B

                     AGREED FORM OF SVC SPECIAL VOTING DEED

                                    EXHIBIT C

                    AGREED FORM OF CARNIVAL AMENDED ARTICLES

                                    EXHIBIT D

                     AGREED FORM OF CARNIVAL AMENDED BY-LAWS

                                    EXHIBIT E

                 AGREED FORM OF P&O PRINCESS AMENDED MEMORANDUM

                                    EXHIBIT F

                  AGREED FORM OF P&O PRINCESS AMENDED ARTICLES

                                    EXHIBIT G

                   AGREED FORM OF CARNIVAL DEED POLL GUARANTEE

                                    EXHIBIT H

                 AGREED FORM OF P&O PRINCESS DEED POLL GUARANTEE

                                    EXHIBIT I

                    AGREED FORM OF CARNIVAL SVC CONSTITUTION

                                    EXHIBIT J

                  AGREED FORM OF P&O PRINCESS SVC CONSTITUTION

                                    EXHIBIT K

                  AGREED FORM OF CARNIVAL CORPORATION DEED POLL

                                     Annex 1

                      CONDITIONS OF THE PARTIAL SHARE OFFER

The Partial Share Offer will be conditional on:

1. the Carnival DLC having been completed under the terms of the Implementation Agreement;

2. all registration statements required by the SEC in connection with the Carnival DLC Proposal being declared effective by the SEC and remaining effective and not being the subject of a stop order or other proceeding by the SEC to suspend their effectiveness;

3. the New York Stock Exchange agreeing to list the New Carnival Shares, subject only to official notice of issuance;

4. there not being outstanding any governmental action or court order which would or might make the Partial Share Offer or the acquisition of any P&O Princess Shares void, illegal or unenforceable or materially and adversely affect the assets, business, profits or prospects of any member of the wider Carnival Group or of any member of the wider P&O Princess Group; and

5. all authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals ("Authorisations") necessary in any jurisdiction for, or in respect of, the Partial Share Offer having been obtained, in terms and in a form reasonably satisfactory to Carnival, from all necessary governmental entities and from any relevant persons or bodies with whom any member of the wider Carnival Group or the wider P&O Princess Group has entered into contractual arrangements and all such Authorisations remaining in full force and effect at the time at which the Partial Share Offer becomes unconditional in all respects.

Carnival reserves the right to waive, in whole or in part, either or both of Conditions 4 and 5.

Invocation of Conditions 4 and 5 of the Partial Share Offer will be subject to the approval of the Panel under Note 2 to Rule 13 of the Takeover Code.

Capitalised terms used in this Annex have the meanings given to them in the Press Release "Pre-conditional Carnival DLC Proposal With Partial Share Offer" dated 24 October 2002.

                                                                               1